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                                       MASTER PURCHASE
                                             AND
                                      SERVICES AGREEMENT


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                                     MASTER PURCHASE AND SERVICES AGREEMENT
                                                     BETWEEN
                                         ADVANCED TELECOMMUNICATIONS INC.
                                                       AND
                                              NORTEL NETWORKS INC.


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                                          TABLE OF CONTENTS

ARTICLES:

Article 1 - Definitions

Article 2 - Scope of Agreement

Article 3 - Placement of Orders

Article 4 - Price and Payment

Article 5 - Shipment, Title and Risk of Loss under Product Annex

Article 6 - Commencement of Services under Services Annex

Article 7 - Testing, Turnover and Acceptance of Systems

Article 8 - Order Cancellation

Article 9 - Warranty

Article 10 - Nortel Networks' Additional Obligations

Article 11 - Software License

Article 12 - Intellectual Property Rights

Article 13 - Liability for Bodily Injury, Property Damage and Patent
             Infringement

Article 14 - Remedies and Limitation of Liability

Article 15 - Term and Termination

Article 16 - Confidentiality

Article 17 - Miscellaneous

EXHIBITS:
Exhibit A - Product Annexes including Lists of Product and Prices
          - Product Annex A.1, Attachments 1 thru 4
          - Product Annex A.2 and AccessNode Pricing

Exhibit B - Services Annex including list of Services and Prices
          - Service Annexes 1.0 thru 1.3

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                                       MASTER PURCHASE AND SERVICES AGREEMENT

This Master Purchase and Services Agreement ("Agreement"), effective as of the 1st day of June, 1999, is entered into by and between Advanced Telecommunications Inc. (hereinafter "Company"), a Minnesota corporation with executive offices located at 730 Second Avenue South, Suite 1200, Minneapolis, Minnesota 55402, and Nortel Networks Inc. (hereinafter "Nortel Networks"), a Delaware corporation with offices located at 2350 Lakeside Blvd., Richardson, Texas 75082.

WHEREAS, Company is engaged in providing communication services and products, providing and maintaining public and private communication networks; and

WHEREAS, Nortel Networks, in conjunction with Nortel Networks Affiliates, is engaged in the design, development, manufacture and sale of various products and offers services associated with such products, which can be used in connection with the communication services, products and networks of Company; and

WHEREAS, Company wishes to be able to purchase and/or license various products and services for delivery and installation in the United States from Nortel Networks, which Company will use for its own internal use and not for resale or as stock in trade and Nortel Networks is willing to sell and/or license such products as Company, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth, the parties agree as follows:

ARTICLE 1. DEFINITIONS

The following words shall have the meaning set forth below. Words in the singular shall be held to include the plural and vice versa, and words of gender shall be held to include the other gender as the context requires.

     1.1 "Acceptance" shall mean the either (i) Company has indicated in writing that an ordered Product is operating substantially in accordance with the applicable Specification; or (ii) an ordered Product or Services has been deemed to be accepted pursuant to criteria set forth in Article 7.

     1.2 "Affiliate" shall mean, for either party, any entity in which that party (or, in the case of Nortel Networks, its parent corporation, Nortel Networks Corporation) owns and controls and continues to own or control more than fifty percent (50%) of the shared entitled to elect the board of directors of such entity. For greater clarity, "Company Affiliate" shall mean any entity mutually agreed to by the parties and listed in Exhibit C, if any.

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     1.3  "Applications" shall mean any program, product, service, development or invention developed by a party using the Building Blocks, including any modified or created Building Blocks, created by the Company.

     1.4 "Background IPR" shall mean any Intellectual Property Rights that are conceived, created, or developed by a party or its Affiliates prior to, or independently of, any Services performed pursuant to this Agreement.

     1.5 "Building Block(s)" shall mean those Software files provided by Nortel Networks with Modifiable Software that are manipulatable or which may be created by Company with such Modifiable Software and which can be used, created or manipulated by Company to create Applications.

     1.6 "Commencement Date" shall mean the date, as agreed to by the parties, on which Nortel Networks is to commence performance of Services ordered by Company pursuant to a Services Annex to this Agreement.

     1.7 "Confidential Information" shall mean all information, included without limitation, specifications, drawings, documentation, designs, test results, programs, know-how, pricing information and market information of every kind or description which may be disclosed by one party to the other party in connection with this Agreement; provided that, the disclosing party shall clearly mark all such information disclosed in writing as the confidential or proprietary property of the disclosing party and, in the case of oral disclosure, the disclosing party shall identify the confidential or proprietary nature of any such information at the time of such oral disclosure and shall provide a written summary (labeled as confidential or proprietary) of the orally disclosed information to the recipient within fifteen (15) business days following such disclosure.

     1.8 "Customer" shall mean entities to whom Company provides communication services as a result of Company's internal use of Products.

     1.9 "Customer Information" or "CI" shall mean the information provided by Company to Nortel Networks in order for Nortel Networks to engineer and/or provide the components of Systems.

     1.10 "Customized Service(s)" shall mean, individually and collectively, any Services other than Standard Services, including, without limitation, those Services described in a Services Annex, if any.

     1.11 "Documentation" shall mean the documents which Nortel Networks generally makes available to its customers containing descriptive, operating, installation, engineering and maintenance information for Products, including Specifications, as such documents may be amended from time to time.

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     1.12  "Effective Date" shall mean the date this Agreement becomes effective which shall be the date first identified above.

     1.13 "Extension" shall mean Hardware or Software which is engineered by Nortel Networks and added to an Initial System after the Turnover Date of the Initial System.

     1.14 "Financing Commitment" shall mean a firm written commitment to fund monies sufficient to pay for all purchases made by the Company pursuant to this Agreement, whether that Financing Commitment is in the form of third party financing or a letter of credit from a financial institution, corporation, or individual; or a lease agreement between the Company and a third party lessee covering the Hardware and Software purchased by Company from Nortel Networks.

     1.15 "Foreground IPR" shall mean any Intellectual Property Rights that are conceived, created, or developed by a party or its Affiliates in the course of performing Services pursuant to a Services Annex to this Agreement.

     1.16 "Hardware" shall mean, individually and collectively, the Nortel Networks equipment listed in the Product Annexes of Exhibit A or otherwise purchased by Company from Nortel Networks from time to time, and shall be deemed to include any equipment which Nortel Networks adds to its generally available Hardware price lists or so identifies to Company in a Quotation.

     1.17 "Hazardous Material" shall mean any pollutants or dangerous, toxic or hazardous substances (including without limitation, asbestos) as defined in, or pursuant to the OSHA Hazard Communication Standard (29 CFR Part 1910, Subpart Z), the Resource Conservation and Recovery Act (15 USC Section 6901, et seq.), the Toxic Substances Control Act (15 USC Section 2601, et seq.), the Comprehensive Environmental Response Compensation and Liability Act (42 USC Section 9601, et seq.), and any other federal, state or local environmental law, ordinance, rule or regulation or equivalent law or regulation in the location to which the Product is shipped by Nortel Networks.

     1.18 "Initial System" shall mean Hardware and Software, inclusive of a central processor unit, included in a configuration which Nortel Networks identifies as a System and which is initially engineered by Nortel Networks and installed at a specific Installation Site.

     1.19 "Installation Site" shall mean the location or facility identified in an Order at which the applicable Products will be installed.

     1.20 "Intellectual Property Rights" shall mean any and all rights in any invention, discovery, improvement, utility model, copyright trademark, Services mark, patent, industrial design or mask work right, and any and all rights of whatever nature in

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computer software and data, Confidential Information, trade secrets or know-how, and any and all intangible rights and privileges of a nature similar to any of the foregoing, in every case in any part of the world and whether or not registered, and shall include all rights in any applications and granted applications for any of the foregoing.

     1.21 "Licensed Software" shall mean the Software which Company has licensed pursuant to this Agreement.

     1.22 "Merchandise" shall mean any Hardware or other parts or components which are not ordered as part of a System and with respect to which no engineering, installation or other Services are provided by Nortel Networks.

     1.23 "Modifiable Software" shall mean Software, or a portion of Software that is identified as such by Nortel Networks in its applicable
Documentation, which Company may have certain rights to modify and potentially create Applications or Building Blocks in accordance with the applicable Documentation.

     1.24 "Non-Licensed Software" shall mean Software for which Company has not yet obtained a license nor paid applicable right-to-use fees, but which Software may be included with Software loads delivered to Company hereunder.

     1.25 "Order" shall mean a numerically controlled purchase authorization document issued by Company to Nortel Networks specifying the types and quantities of Products and Services to be furnished by Nortel Networks pursuant to this Agreement.

     1.26 "Product(s)" shall mean, individually and collectively, the Hardware, Software, and Documentation.

     1.27 "Product Annex" shall mean, with respect to a specific Product, additional or modified terms and conditions as set forth in Exhibit A, inclusive of but not limited to those that may apply to any Third Party Hardware or Third Party Software, unique to such Product.

     1.28 "Quotation" shall mean a written budgetary or firm price quotation issued by Nortel Networks to Company for the supply of any Products or Services pursuant to this Agreement.

     1.29 "Service(s)" shall mean, individually and collectively, any of the Standard Services and/or Customized Services set forth in this Agreement and Annexes that Company may acquire from Nortel Networks, including but not limited to maintenance, engineering, installation, training, data management, program management, project management, commissioning, testing, technical assistance Services with respect to Products and installation, and consulting.

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     1.30  "Services Annex" shall mean, with respect to a specific type of
Service, the attachment hereto documenting the terms and conditions that relate to such type of Service.

     1.31 "Services Site" shall mean the location or facility identified within an Order or Services Annex where the Services are to be performed.

     1.32 "Services Software" shall mean that Software and related documentation made available by Nortel Networks which may be used by Company for estimation, planning or information purposes.

     1.33 "Ship Date" shall mean the date as agreed to by the parties, on which a Product ordered by Company is scheduled to be shipped from Nortel Networks' facility or in the case of Software which is downloaded, the date upon which such Software is to be downloaded to the System; however, Ship Date shall not mean the date on which Non-Licensed Software is activated.

     1.34 "Software" shall mean (i) computer programs in object code form or firmware which (a) are owned by, or licensed to, Nortel Networks, (b) reside in Product memories, tapes, disks or other media, and (c) provide basic logic operating instructions and user-related application instructions; and (ii) documentation associated with such computer programs which may be furnished by Nortel Networks to Company from time to time, including both Licensed Software and Non-Licensed Software, but in no event shall Software include source code.

     1.35 "Software Release" shall mean Software or revisions to Software containing problem fixes, new features and/or enhancements.

     1.36 "Specifications" shall mean with respect to any Product the specifications and/or practices set forth in any Nortel Networks or documents which Nortel Networks identifies as the standard performance specifications and practices for such Product.

     1.37 "Standard Service(s)" shall mean, individually and collectively, any of the Services described in a Services Annex and shall be deemed to include any similar services which Nortel Networks adds to its generally available Services offerings or so identifies to Company in writing.

     1.38 "Statement of Work" shall mean a document that describes the scope, activities, schedule, prices, deliverables (including, but not limited to, any drawings, specifications, reports, designs, and test results to be prepared or produced by Nortel Networks) related to, and/or any additional terms and conditions pertaining to, such Customized Service(s) as may, from time to time, be mutually agreed to in writing by Company and Nortel Networks pursuant to this Agreement.

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     1.39  "System" shall mean a configuration of Hardware and Software providing a specified functionality and includes an Initiall System and its Extensions, if any.

     1.40 "Third Party Hardware" shall mean any hardware not of Nortel Networks' manufacture which Nortel Networks adds to its generally available Third Party Hardware price lists or so identifies to Company in a Quotation.

     1.41 "Third Party Software" shall mean any Software not owned by Nortel Networks which is included within Licensed Software or Non-Licensed Software.

     1.42 "Turnover" shall mean, with respect to any System installed by Nortel Networks, that Nortel Networks has completed its standard manufacturing test procedures, as applicable, and that the System is ready for acceptance testing by Company.

     1.43 "Turnover Date" shall mean, with respect to any Product installed by Nortel Networks hereunder, the date on which Nortel Networks provides a notice of Turnover to Company.

ARTICLE 2. SCOPE OF AGREEMENT

     2.1 This Agreement sets forth the terms and conditions under which Company may order Products and/or Services from Nortel Networks. Company shall use the Products itself, including to provide services to others, subject to the terms and conditions of this Agreement. Company expressly represents that it is not buying Product for resale. All Products shall be delivered and installed, and all Services shall be performed, in the United States.

     2.2 To the extent any terms and conditions set forth in this Agreement are inapplicable to a Product or type of Service, the applicable terms and conditions and any additional terms and conditions for such Product or type of Services shall be set forth in the respective Product or Services Annex. The specific terms and conditions set forth in the Products or Services Annex shall take precedence over any conflicting terms and conditions contained in this Agreement.

     2.3 If specified in a Product Annex as a requirement, Company shall, fifteen (15) days prior to each calendar quarter, submit to Nortel Networks a consolidated non-binding forecast of Products by geographic region, that Company anticipates purchasing or licensing over the next four (4) calendar quarters. In addition to the type, quantity and cumulative dollar amounts or Products, the parties may agree upon additional information to be included in such forecast.

     2.4 All references to prices, charges, fees or other amounts herein shall be in U.S. dollars and all documentation, correspondence and communication shall be in the English language.

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     2.5  Nortel Networks and Company agree to undertake a cooperative marketing and joint advertising campaign. The parties shall mutually agree on the content and placement of such cooperative marketing and advertising. Nortel Networks agrees to make a total expenditure equal to Company's expenditures for such cooperative marketing and joint advertising. Notwithstanding the foregoing, Nortel Networks' expenditures for such cooperative marketing and joint advertising shall not exceed two percent (2%) of the price of products purchased pursuant to this Agreement.

     2.6 In consideration of Nortel Networks pricing its Products and Services as set forth and described in this Product Annex, and in order to ensure that Nortel Networks warranty and other support obligations pursuant to the Agreement apply to all telecommunications switching Products installed in the Company's network, Company shall purchase, during the Term, any and all of its requirements for telecommunications switching Products and Services that will be used by Company for the same or similar purposes as the telecommunications switching Products and Services currently produced by or to be produced by Nortel Networks, including, but not limited to the telecommunications switching Products and Services set forth in this Agreement. In the event that there is a substantial difference in the purchase price of the telecommunications switching Products and Services, or Nortel Networks does not offer for sale a similar Product or Service and is thus unable to provide such telecommunications switching Products and Services to Company, and both parties have made a good faith effort to negotiate a resolution, Nortel Networks will consent to Company's purchase or substitute products from vendors.

ARTICLE 3. PLACEMENT OF ORDERS

     3.1 To order Products and/or Services, Company shall submit to such person as Nortel Networks shall designate, an Order which shall be at a minimum specify the following, if applicable:

          (i) the types and quantities of Products and/or Services to be furnished by Nortel Networks;

          (ii) the applicable prices, charges and fees with respect to such Products and/or Services as quoted to Company;

          (iii) the location or facility to which the Products are to be delivered or where Systems are located;

          (iv)  the incorporation by reference of this Agreement;

          (v)   the Installation Site or Services Site, if known;

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          (vi)  the requested Ship Date and Turnover Date of the System or the requested Commencement Date of the Services; and

          (vii) any other information required under this Agreement to be included in an Order.

     3.2 All purchases pursuant to this Agreement shall be made by means of Orders issued from time to time by Company and accepted by Nortel Networks in writing within fifteen (15) days after receipt of the Order. In the event that Nortel Networks fails to provide its acceptance of an Order in writing within such fifteen (15) day period, such Order shall be deemed to be accepted; provided that any additional or special terms and conditions written on the face of or otherwise incorporated into such Order shall not be deemed accepted except by Nortel Networks in writing, and any Order containing additional or special terms and conditions shall not be deemed accepted merely by the passage of time. Nortel Networks shall have the right to reject any Order, or the applicable portion of such Order, placed hereunder where Company has a separate agreement with Nortel Networks for the provision of the Products or Services requested in such Order or the Order is otherwise not in accordance with this Agreement.

     3.3 All Orders issued by Company pursuant to this Agreement shall refer to and specifically incorporate this Agreement by reference, and the terms and conditions herein shall govern the transaction resulting from such Order PROVIDED THAT such Order is accepted or deemed accepted by Nortel Networks. Preprinted terms and conditions set forth in Orders issued by Company, or in any prior Quotations, acknowledgments or other related documentation issued by any party, shall be considered null and void and shall have no force or effect unless any special terms and conditions written on the face of or otherwise incorporated into an Order are accepted by Nortel Networks, and for such Order only such special terms and conditions shall supersede the specific terms and conditions contained in this Agreement, including all Exhibits attached hereto, which are in conflict, but only to the extent of such conflict.

     3.4 Company may at any time request additions, alterations, deductions or deviations to an Order subject to the condition that such changes and any adjustments resulting from such changes, including, but not limited to, schedules and prices, shall be mutually agreed upon and, if so agreed, subsequently detailed in a written revision to the applicable Order ("Change Order"). Company acknowledges that a premium charge may be applied by Nortel Networks should Nortel Networks agree to process a Change Order outside of its standard Order processing cycle for a Product or in the event that a Change Order requires an additional amount of work (such as engineering) to be undertaken to comply with such changes.

     3.5 If Company desires to receive a budgetary or firm Quotation from Nortel Networks for a Product or Service, Company shall submit such request in writing to Nortel Networks' Director, Commercial Marketing, or such other person as designated by

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Nortel Networks. The request for Quotation shall include the information listed in Section 3.1, as applicable.

     3.6 Nortel Networks shall respond in writing to requests for budgetary Quotations and requests for firm Quotations within thirty (30) days. Unless otherwise specified in the firm Quotation, such firm Quotation shall be valid for ninety (90) days from the date of such Quotation. Budgetary Quotations shall be provided for information and planning purposes only and shall not be a final or firm statement binding on either party. The Quotations shall include the following information:

     (i)   Budgetary Quotations
           (a)  preliminary Hardware and Software lists;
           (b)  the estimated charges for the Products;
           (c)  the estimated charges for Services requested; and
           (d)  any other information requested by Company.

     (ii)  Firm Quotations
           (a) the price to be paid by Company for the Products, after applying the applicable discounts, if any;
           (b)  fixed charges for Services requested;
           (c)  complete Hardware and Software lists and project schedules; and
           (d)  any other information requested by Company.

     3.7 If Company desires to receive a Statement of Work from Nortel Networks for Consulting or Customized Services, Company shall submit such request in writing to such person as Nortel Networks may designate. The request for a Statement of Work shall include the information listed in
Section 3.1, as applicable. Nortel Networks shall prepare a Statement of Work in response to Company's request. Any changes to the proposed Statement of Work shall be negotiated and agreed to in writing by the parties. Any Statement of Work and any changes to an existing Statement of Work shall not be binding unless and until the terms are reduced to a writing signed by the authorized representatives of both parties. Company's Order(s) for the Consulting or Customized Services described within a Statement of Work shall be based upon the contents of the Statement of Work as mutually agreed to by the parties and attached to such Order(s).

     3.8 The Ship Date for Products shall be based on Nortel Networks' standard intervals for the applicable Product; however, the parties shall always mutually agree on the Ship Date and take into consideration any unique aspect of the applicable project.

     3.9 The Commencement Date for ordered Services shall be based on Nortel Networks' standard intervals for the applicable Service; however, the parties shall always agree, in writing, on the Commencement Date taking into consideration any unique aspect of the applicable project.

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3.10  Orders may be issued either electronically, such as through electronic data interchange, or via traditional manual methods, as mutually agreed to by the parties.

ARTICLE 4. PRICE AND PAYMENT

     4.1 Nortel Networks shall charge Company for each Product and/or Services ordered by Company in accordance with the prices set forth in each accepted Order, which prices shall be based upon prices identified in one of
(i) a Product Annex; (ii) a Services Annex; (iii) a Firm Quotation; (iv) Nortel Networks' then current prices; or (v) as specified elsewhere in this Agreement or as otherwise mutually agreed in writing.

     4.2 Nortel Networks' prices set forth in attached Exhibits, may not be revised during the first year of the Original Term of this Agreement. However, in the event that there is a recognized industry-wide shortage of a component that is incorporated in a Product, Nortel Networks may increase the price of such Product, following the provision of written notice to Company fifteen (15) days prior to the effective date of such increase or such shorter date as is mutually agreed in view of the shortage. The price increase of such Product due to a component shortage shall be limited to a reasonable amount under the then-current circumstances having regard for industry conditions for the period of time during which such recognized shortage exists. Following the implementation of a price increase due to a component shortage, the parties shall jointly review every three (3) months or at such other time as is mutually agreed, in good faith, whether such component shortage still exists. If the component shortage has abated, the parties shall jointly determine whether there still is a need for such price increase.

     4.3 Unless otherwise set forth in a Product or Services Annex or a Statement of Work, Nortel Networks shall invoice Company for Products and Services as follows, unless otherwise agreed to in writing:


     (i) for Systems, whether or not installation has been ordered from Nortel Networks, one hundred percent (100%) of the price for such System(s) on the Ship Date, and one hundred percent (100%) of the price of the Services upon the date of completion of such Services;

     (ii) for Merchandise or Documentation provided on a furnish-only basis, one hundred percent (100%) of the price on the Ship Date; and

     (iii) for Orders covering Services only, one hundred percent (100%) of the price for such Services following completion of performance, except for recurring support Services which shall be billed quarterly in advance unless otherwise agreed. Some Services may be subject to monthly invoicing as set out in a Product Annex or Services Annex.

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     4.4  Each invoice shall be paid in full within thirty (30) days after the date of such invoice. In the event that Company does not pay an invoice in full within such thirty (30) day period, then Nortel Networks may charge Company interest on the outstanding portion of such invoice, from day forty-five (45) forward, at the rate of one percent (1.0%) simple compound interest per month, or such lesser amount as may be the maximum permissible rate under applicable law, until such time as the outstanding invoice is paid. In addition, Company agrees to pay all collection costs and reasonable legal fees incurred by Nortel Networks as a result of late payment or non-payment by Company.

ARTICLE 5. SHIPMENT, TITLE, RISK OF LOSS, AND SECURITY INTEREST FOR PRODUCTS PROVIDED HEREUNDER

     5.1 Prior to the Ship Date, Company shall have the right to reschedule any pending Orders; provided that (i) a minimum period of notice prior to such Ship Date is given to Nortel Networks by Company in accordance with the applicable Product Annex; and (ii) the new Ship Date is within ninety (90) days of the original Ship Date. However, each Order may only be rescheduled once. Company shall reimburse Nortel Networks for any out of pocket storage fees, insurance and demurrage costs incurred with respect to such rescheduled Orders.

     5.2 Risk of loss and damage to Products shall pass to Company upon delivery to the loading dock at the Installation Site or other delivery location specified by Company in an Order. Company shall keep such Products fully insured for the total amount then due Nortel Networks for such Products. Company shall pay transportation charges, including insurance, associated with the shipment of Products; provided however, that if the parties agree, Nortel Networks shall prepay transportation charges, and insurance for delivery of Product to the Installation Site or other delivery location or other designated receiving point as specified in an Order. These charges shall be invoiced by Nortel Networks and paid by Company to Nortel Networks in accordance with Article 4 above.

     5.3 Good title to Hardware furnished hereunder, free and clear of all liens and encumbrances, shall vest in Company upon full payment to Nortel Networks of the total amount payable by Company for such Hardware and any related Licensed Software or Services ("Total Fee") furnished by Nortel Networks in connection with such Hardware. Prior to payment of the Total Fee for the Products and Services in an Order, Company shall not sell or lease the Hardware, or allow any liens or encumbrances to attach to the Hardware or Software, or remove the Hardware or Software from the Installation Site without the prior written consent of Nortel Networks, such consent not to be unreasonably withheld, conditioned or delayed.

     5.4 If Company notifies Nortel Networks prior to a Ship Date that Company does not wish to receive such Products on the Ship Date, or the Installation Site or other delivery location is not prepared in sufficient time for Nortel Networks to make delivery

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in accordance with such date, or Company fails to take delivery of any portion of the Products in an Order when shipped, Nortel Networks may place the applicable Products in storage. In that event, Company shall be liable for all additional costs thereby incurred by Nortel Networks. Delivery by Nortel Networks of any Products to a storage location as provided in this Paragraph shall be deemed to constitute delivery of the Products to Company for purposes of this Agreement, including, without limitation, provisions for payment, invoicing, passage of risk of loss, and commencement of the warranty period.

     5.5 Until the Total Fee is paid, Company grants to Nortel Networks a purchase money security interest in the Products in an Order and their proceeds or such other similar protection a may be available in the applicable jurisdiction. Company shall cooperate with Nortel Networks in preserving and perfecting Nortel Networks' security interest in the Products and Company shall promptly execute and deliver to Nortel Networks such financing statements and such other agreements, documents and instruments as Nortel Networks may require to perfect and maintain the validity effectiveness and priority of the security interest created or intended to be creased by this Agreement. Notwithstanding anything to the contrary herein, Nortel Networks will subordinate its purchase money security interest in such equipment upon Company's demonstration that: (i) it has obtained a financing commitment from NTFC or other third party lender in the amount of at least Fifty Million Dollars ($50,000,000.00); and (ii) that Company has satisfied the conditions to funding under that financing commitment; and, (iii) Company has drawn down at least Two Million Dollars ($2,000,000.00) of its available credit line to repay Nortel for a working capital loan extended to Company.

     5.6 Company authorizes Nortel Networks to file to one or more financing or continuation statements and amendments thereto, relating to all or any part of the Products in an Order without signature of the Company where permitted by law. A carbon, photographic or other reproduction of this Agreement or of any financing statement covering the Products or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

     5.7 Notwithstanding the foregoing, Nortel Networks obligation to ship any Products ordered pursuant to this Agreement is contingent upon Nortel Networks receipt of verification that Company has obtained the financing commitment described in Section 5.5 of this Agreement and Nortel Networks receipt of the Two Million Dollar payment referenced in Section 5.5; and receipt of applicable executed financing statements UCC-1 filings, or other documents necessary to perfect Nortel Networks security interest granted pursuant to Section 5.5 and 5.6 of this Agreement.

ARTICLE 6.  COMPANY'S ADDITIONAL RESPONSIBILITIEs

     6.1 Company shall provide Nortel Networks or its subcontractors with access to its personnel and Installation Sites, Services Site, or other Company facilities during the times specified by Nortel Networks and as are reasonably necessary for Nortel

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Networks to perform its obligations hereunder. Nortel Networks shall comply with Company's reasonable site and security regulations of which Nortel Networks is informed by Company.

     6.2 All sites at which the Products shall be delivered or installed, or at which Services shall be performed, shall be prepared by Company in accordance with Nortel Networks' standards, including without limitation, environmental requirements. Prior to and during installation, Company shall ensure the timely and adequate delivery, installation and functioning of the electrical and communications connections and other environmental requirements, including but not limited to, HVAC systems, specified in Nortel Networks' instructions, Specifications, Documentation, a Product or Services Annex, or a Statement of Work.

     6.3 Company shall provide reasonable working space and facilities, including heat, light, ventilation, telephones, electrical current, waste removal and other necessary utilities for use by Nortel Networks personnel performing installation or other Services and adequate secure storage space, if required by Nortel Networks, for Products and materials. Company shall also provide adequate security against theft, damage or other loss for the Products while on Company's Installation Site or other delivery location specified by Company.

     6.4 Company shall obtain all necessary governmental permits applicable to Company in connection with the installation, operation, and maintenance of Products furnished hereunder, excluding any applicable permits required in the normal course of Nortel Networks' doing business. Any information which Nortel Networks reasonably requests from Company and which is necessary for Nortel Networks to properly install or maintain the Products shall be provided by Company to Nortel Networks in a timely fashion and in a form reasonably specified by Nortel Networks.

     6.5 If (a) Company notifies Nortel Networks, prior to the Commencement Date for ordered Services, that Company wishes to postpone the commencement of such Services, or (b) the Services Site (or other location), necessary information or key Company representatives are not available or prepared in sufficient time for Nortel Networks to commence such Services in accordance with such date, then Company shall be liable for all additional costs related to the postponed Services, including, without limitation, (i) standard rates (including any overtime premium) for Nortel Networks' personnel and/or contractors who travel to the Services Site or other location, and the actual travel and living expenses (plus a fifteen percent (15%) administrative fee) and/or relocation expenses incurred by such personnel and/or contractors, and
(ii) any costs, charges or expenses incurred by Nortel Networks under its arrangements with third party vendors, licensors, lessors, and/or contractors. In addition, if Company provides less than thirty (30) days' notice of the postponement, Company shall pay to Nortel Networks a postponement charge equal to ten percent (10%) of the Order amount for the postponed Services.

ARTICLE 7. TESTING, TURNOVER AND ACCEPTANCE OF PRODUCTS AND SERVICES

     7.1 If installation Services are ordered by Company, Nortel Networks shall, upon completion of such installation test the Products in accordance with Nortel Networks' Turnover procedures to verify that such Products function substantially in accordance with applicable Specifications. Upon completion of such verification, Nortel Networks shall provide to Company a written notice of Turnover. Company shall be permitted an opportunity to have an appropriately qualified individual in attendance to observe the performance of such tests, however, the absence of such Company individual for any reason shall not invalidate the tests nor be a reason for Company to withhold Acceptance.

     7.2 Within ten (10) business days after the Turnover Date, Company shall either accept the Product by execution of a notice of Acceptance, or notify Nortel Networks in writing, giving reasonable detail about those particulars in which, in Company's opinion, the Product does not materially conform to the Specifications. If neither Acceptance nor Company's written notification to Nortel Networks detailing its basis for not accepting such Product occurs within ten (10) days after the Turnover Date, then Acceptance shall be deemed to have occurred.

       7.3 If Nortel Networks does not install Products furnished hereunder, Nortel Networks shall, prior to delivery of the Products, perform such factory tests as Nortel Networks determines to be appropriate in order to confirm that such Products perform substantially in accordance with the applicable Specifications. Company shall be deemed to have accepted the Products based upon such tests and Acceptance shall be deemed to have occurred upon the Ship Date. In the event that Company or any other entity intends to perform installation of Products, (except for installation of Products which are not permitted to be installed other than by Nortel Networks, as specified in the applicable Product Annex or Documentation) Company or such entity may be required to complete prerequisite training or certification prior to Company being allowed to install such Products.

     7.4 In the event that Company is utilizing any Product in a revenue-generating capacity, Acceptance shall be deemed to have occurred without limitation or restriction, upon the date of placement of such Product into revenue generating service.

     7.5 Products, such as Merchandise, which are purchased separately from a System, shall be deemed accepted upon the Ship Date.

     7.6 Company shall not unreasonably withhold Acceptance. Nortel Networks shall correct any deficiencies identified by Company as not materially conforming to the Specifications. When Nortel Networks has corrected such deficiencies, Company shall accept the Products in writing. Company's failure to either accept or provide notice to non-conformance within the timeframe from the Turnover Date, as prescribed in
Section 7.2, above, shall constitute Acceptance of the Products.

     7.7 Following Acceptance of Products, Company shall execute Nortel Networks' Acceptance notice, confirming Acceptance without any conditions, restrictions, or limitations of any nature whatsoever.

     7.8  Acceptance shall not be withheld or postponed due to:

          (i) Deficiencies of such Products resulting from causes not attributable to Nortel Networks, such as, but not limited to (a) material change in or inaccuracy of Customer Information, (b) inadequacy or deficiencies of any materials, information, facilities or services provided directly or indirectly by Company and tested in conjunction with the applicable Products, or spurious outputs from adjacent material, or (c) other conditions external to the Products which are beyond the limits specified by Nortel Networks in the Specifications for the Products; or

          (ii) Minor deficiencies or shortages with respect to such Products which are attributable to Nortel Networks, but of a nature that do not prevent operation of the Products in revenue-generating service.

     7.9 With respect to any deficiencies of the type described in Section 7.8(i), Nortel Networks shall at Company's request and expense assist Company in the elimination or minimization of any such deficiencies. With respect to any deficiencies or shortages as described in Section 7.8(ii), Nortel Networks shall, at Nortel Networks' expense, correct any such deficiencies or shortages within thirty (30) days of the date of Acceptance or as otherwise agreed by the parties.

     7.10 In the event that Company notifies Nortel Networks of non-acceptance of a Product and Nortel Networks personnel travels to the Installation Site to remedy such non-acceptance and determines that non-acceptance is due to a deficiency of the type described in Section 7.8(i), Nortel Networks will invoice Company for Nortel Networks' investigation of the matter, consisting of the standard labor rate for Nortel Networks' personnel who travel to the Installation Site and the reasonable travel and living expenses incurred by such personnel.

     7.11 Services shall be deemed to be accepted upon: (i) completion of such Services; or (ii) completion of specific milestones as may be identified in a Services Annex or Statement of Work; or for ongoing Services purchased on an annual basis, upon agreement of the parties in writing to purchase and provide such Services.

ARTICLE 8. ORDER CANCELLATION

     8.1 If, prior to the Ship Date, Company cancels all or any part of an Order, Company shall pay to Nortel Networks a cancellation charge for the Products or each item of Third Party Hardware or Third Party Software that has been cancelled in accordance with the schedule set forth in the applicable Product Annex.

     8.2 Orders for Products that have been shipped may not be cancelled. Furthermore, Orders for Products which Nortel Networks customizes in accordance with a specific Company request may not be cancelled.

     8.3 In the event that Company cancels all or part of an Order for Products, Company shall pay to Nortel a cancellation charge for each Product or each item of Third Party Hardware or Third Party Software that has been cancelled in accordance with the following schedule:

     -60 days or more prior to Ship Date    100% of Engineering Charges
     -30-59 days prior to Ship Date          25% of Order amount
     -15-29 days prior to Ship Date          35% of Order amount
     - 0-14 days prior to Ship Date          50% of Order amount

     8.4 Unless otherwise set forth in a Services Annex or Statement of Work, in the event that Company cancels all or any part of an Order for Services, Company shall pay to Nortel Networks a cancellation charge for the Services that have been cancelled in accordance with the following schedule:

     - 60 or more days prior to Commencement Date     No cancellation charge
     - 45-59 days prior to Commencement Date           5% of Order amount
     - 30-44 days prior to Commencement Date          10% of Order amount
     -  0-29 days prior to Commencement Date          20% of Order amount

In addition, Company shall be liable for all additional costs related to the cancelled Services, including, without limitation, (i) standard rates (including any overtime premium) for Nortel Networks' personnel and/or contractors who travel to the Services Site or other location, and the actual travel and living expenses (plus a fifteen percent (15%) administrative fee) and/or relocation expense incurred by such personnel and/or contractors, and
(ii) any costs, charges or expenses incurred by Nortel Networks under its arrangements with third party vendors, licensors, lessors and/or contractors.

ARTICLE 9 WARRANTY

     9.1 Nortel Networks warrants that for a period of twelve (12) months from the Ship Date of a System the Hardware contained in such System under normal use and Services will be free from defective material and faulty workmanship and shall comply with the applicable Specifications. The warranty period for Merchandise shall be ninety (90) days from the Ship Date of such Merchandise. The foregoing warranties shall not apply to items normally consumed during operation of a System such as, but not limited to, lamps and fuses.

     9.2 Nortel Networks warrants that any installation Services, Standard Services, or Customized Services performed by Nortel Networks with respect to a System will be free from defects in workmanship for a period of twelve (12) months from the completion date of such Services.

     9.3 Nortel Networks warrants that any Licensed Software shall function during the warranty period of the Hardware with respect to which such Licensed Software is furnished without any material, service-affecting, non-conformance to the applicable Specifications. Licensed Software that is delivered separately from Hardware is warranted for a period of twelve (12) months from the applicable Ship date. If the Licensed Software fails to so function, Company's exclusive remedy and Nortel Networks' sole obligation under this warranty is for Nortel Networks to correct such failure through, at Nortel Networks' option, the replacement or modification of the Licensed Software or such other actions as Nortel Networks reasonably determines to be appropriate, all within a reasonable time having regard to all of the circumstances and failing with the parties agree to negotiate a commercially reasonable solution. Any modification to the Software not performed by Nortel Networks, other than with respect to Modifiable Software, shall void this warranty.

     9.4 If Hardware is not free from defects in material or workmanship and fails to comply with the applicable Specifications during the warranty period, Nortel Networks will at its sole option repair, replace or modify the defective Hardware so that it substantially complies with the applicable Specifications. The warranty Services shall be performed at the Installation Site or Nortel Networks' facility as determined by Nortel Networks. If Nortel Networks is unable to repair or modify the defective Hardware within a reasonable period of time so that such Hardware conforms to the applicable Specification, Nortel Networks shall replace the defective Hardware with Hardware that conforms to such Specifications, which may be new or reconditioned at Nortel Networks' option.

     9.5 Nortel Networks' sole obligation and Company's exclusive remedy under the warranty provisions of this Article with respect to Hardware and those Services specified in this Article 9 shall be limited to repair, modification or replacement of the defective Hardware or correction of the defective Services.

     9.6 Notwithstanding the foregoing, the warranty period of Hardware which has been subject to repair or replacement by Nortel Networks shall commence upon the Ship Date of the repaired or replacement Hardware to Company and shall expire on the later of ninety (90) days or the last day of the original warranty period with respect to Hardware which was repaired or replaced. The warranty period of Licensed Software which has been corrected, due to a material, service-affecting non-conformance found in such Licensed Software, shall expire on the later of ninety (90) days from the Ship Date of the corrected Licensed Software to Company or the last day of the original warranty period with respect to such Licensed Software.

     9.7 Nortel Networks warrants that its Products and deliverables shall comply in all material aspects with all applicable laws and regulations known to Nortel Networks, which are in force on the date of acceptance of the applicable Order therefor, which laws or regulations directly impose obligations upon any manufacturer, seller or, if applicable, installer of such Products.

     9.8 The performance by Nortel Networks of any of its obligations described in this Article 9 shall not extend the applicable warranty period.

     9.9 The warranties set forth in this Article shall not apply to any Products where the defect or non-conformance is due to (i) accident, fire, explosion, power failure, power surge or other power irregularity, lightning, alteration, abuse, misuse or repair not performed by Nortel Networks; (ii) improper storage; (iii) failure to comply with all applicable environmental requirements for the Products as specified by Nortel Networks or any other applicable supplier, such as but not limited to temperature or humidity ranges; (iv) improper performance of installation, maintenance, operation or other Services in connection with the Products, provided that such Services was not performed by Nortel Networks or on Nortel Networks' behalf; (v) use in conjunction with an incompatible product or a product not purchased under this Agreement; (vi) any error, act or omission by anyone other than Nortel Networks; or (vii) where written notice of the defect has not been given to Nortel Networks within the applicable warranty period.

     9.10 The warranties set forth in this Article shall not apply to (i) Non-Licensed Software for which the right to use fees have not been paid; or
(ii) Third Party Software or Third Party Hardware, provided however that Nortel Networks shall assign to Company (to the extent of Nortel Networks' right to do so) the warranty rights granted to Nortel Networks by the appropriate vendor of such Third Party Software or Third Party Hardware.

     9.11 Unless mutually agreed otherwise, all Hardware to be repaired or replaced, whether in or out of warranty, shall be de-installed and packed by Company in accordance with Nortel Networks' instructions. Nortel Networks shall use reasonable efforts to ship repaired or replacement Hardware within thirty (30) days of receipt of the defective Hardware. To facilitate the processing of the defective Hardware returned hereunder, Nortel Networks may ship replacement Hardware prior to Nortel Networks receiving the defective Hardware. In the event that Company fails to return defective Hardware and Nortel Networks has shipped such replacement Hardware, Nortel Networks shall invoice Company at Nortel Networks' applicable then-current prices for such replacement Hardware, thirty (30) days after the Ship Date of such replacement Hardware. If mutually agreed, Nortel Networks will make repairs on-site at Nortel Networks' then-current charge for such repairs.

     9.12  If the Hardware returned to Nortel Networks pursuant to Section
9.11 is determined by Nortel Networks to be beyond repair and is outside the warranty period, Nortel Networks shall notify Company and if requested Nortel Networks shall sell Company replacement Hardware at Nortel Networks' then-current prices for such replacement Hardware.

     9.13 Company shall bear risk of loss or damage and shall pay for all transportation charges for Hardware returned to Nortel Networks, and Nortel Networks shall bear risk of loss or damage and pay for transportation charges for repaired or replacement Hardware shipped to Company. Title or returned Hardware shall pass to Nortel Networks upon receipt. Title to replacement Hardware shall pass to Company upon receipt. Title to Hardware shipped to Nortel Networks for repairs remain with Company at all times.

     9.14 Nortel Networks and Nortel Networks' vendors of Third Party Hardware and Third Party Software, as appropriate, shall not have any responsibility to Customers for warranties offered by Company to such Customers and Company hereby indemnifies and holds harmless Nortel Networks and Nortel Networks' vendors, as appropriate, from any claims, damages or liabilities arising out of, or relating to, any warranties offered by Company to such Customers.

     9.15 Nortel Networks' represents and warrants that both before and after January 1, 2000, any software licensed by Nortel Networks to the Company under this Agreement shall function, during the warranty period of the product with which such software is provided, without any material, service-affecting nonconformance to the applicable specifications. If the software fails to so function, Company's sole remedy and Nortel Networks sole obligation under this warranty is for Nortel Networks to correct such failure through, Nortel Networks sole option, the replacement or modification of the software or such other actions as Nortel Networks reasonably determines to be appropriate.

     9.15.1 Without limiting the generality of the foregoing paragraph, Nortel Networks products may continue to use year representations which do not use four digits where such representations do not constitute a material, service-affecting nonconformance to the applicable specifications. Nortel Networks shall not be obliged to convert any time-date representations to any arbitrary time-date representation format or standard. Nortel Networks shall not be responsible for the failure of any Nortel Networks product to comply with the applicable specifications if such failure was the result of (i) the combination of Nortel Networks products with non-Nortel Products; or, (ii) modification of a Nortel Networks product by the Company or any other third party.

     9.16  THE WARRANTIES, CONDITIONS AND REMEDIES SET FORTH HEREIN
CONSTITUTE THE ONLY WARRANTIES, OBLIGATIONS OR CONDITIONS OF NORTEL NETWORKS WITH RESPECT TO THE PRODUCTS AND SERVICES AND ARE COMPANY'S SOLE AND EXCLUSIVE

REMEDIES IN THE EVENT THAT SUCH WARRANTIES OR CONDITIONS ARE BREACHED. THEY ARE IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NORTEL NETWORKS SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST REVENUES OR PROFITS OR OTHER ECONOMIC LOSS, OF ANY NATURE WHATSOEVER ARISING OUT OF NORTEL NETWORKS' BREACH OF WARRANTY OR CONDITION.

ARTICLE 10. NORTEL NETWORKS' ADDITIONAL OBLIGATIONS

     10.1 Nortel Networks shall make training available to representatives of Company with respect to the operation, configuration, installation, service, maintenance and support of the Products at Nortel Networks' then current prices and at Nortel Networks' facilities, subject to course and class availability. Nortel Networks shall provide Company with a certain number of training credits ("Training Credits"), as set forth in the applicable Product Annex, to be used by Company in any of Nortel Networks' training courses related to the Products that Company has purchased. The Training Credits for each Product may only be used in connection with such Product and must be used within two (2) years from the date such Training Credits were earned, after which such Training Credits will be forfeited by Company.

     10.2 Upon request, Nortel Networks shall provide Company with copies of its then current training catalogue. Upon the request of Company, Nortel Networks shall provide to Company such training as Company requests, at a time and place mutually agreed upon and at the then-current prices for such training. The cancellation fees set forth in the training catalogues shall apply.

     10.3 Nortel Networks shall include its standard Documentation package, if any, with each shipment of Products. Nortel Networks shall make the Documentation available on its choice of media, which may include CD-ROM or other electronic media. Nortel Networks shall provide Company with any other Documentation that is ordered at its then-current prices therefor. Documentation provided via Nortel Networks' CD-ROM media may be printed and copied and Documentation provided in paper format may be copied only to the extent such printing or copying is necessary for the operation and maintenance of the Products to which the Documentation pertains, and only to the extent allowed in the Documentation. However, Company may not press or burn any copies of CD-ROM discs.

     10.4 During the term of this Agreement, Company may receive various support Services from Nortel Networks in connection with the Products Company acquires from Nortel Networks under this Agreement. These Services may include, but are not limited to the following: technical assistance Services, installation Services, Hardware maintenance Services, Software maintenance Services and parts repair and replacement Services. The various support Services that Company may obtain and the manner in which they will be provided are set forth in a Services Annex, which is attached hereto and incorporated herein. The fees for these Services, if available upon execution of this Agreement, are set forth in Exhibit B. Fees for any support Services not specified in Exhibit B shall be provided on an as-quoted basis or in a Statement of Work pursuant to Nortel Networks' applicable terms and conditions.

     10.5 For the period following the Ship Date of a System as specified in the applicable Product Annex, Nortel Networks shall make replacement parts, or their functional equivalent, available for purchase by Company. Nortel Networks shall also make available to Company such information as is reasonably required in order to allow functionally equivalent spare parts to perform with Products previously delivered to Company. The prices charged for the spare parts shall be Nortel Networks' then current published list price or its then current policy.

     10.5.1 In the event Nortel Networks intends to discontinue the availability of, or support Service for, a major module of a Product, Nortel Networks shall provide Company with at least ninety (90) days prior written notice of such event and the applicable Product or support Service shall be considered manufacture discontinued or discontinued, respectively, after such ninety (90) day period. Nortel Networks shall have no obligation to provide notice of manufacture discontinue if only components and individual circuit packs of a Product are being discontinued or replaced.

ARTICLE 11. SOFTWARE LICENSE

     11.1 Company acknowledges that the Software may contain programs which have been supplied by, and are proprietary to, Third Party Software vendors. In addition to the terms and conditions herein, Company shall abide by any additional terms and conditions specified in a Product Annex with respect to any Software provided by any Third Party software vendor.

     11.2 Upon Company's payment to Nortel Networks of the applicable fees with respect to any Software furnished to Company pursuant to this Agreement, Nortel Networks hereby grants to Company, subject to the applicable terms and conditions of this Article 11, a personal, non-transferable, non-assignable, and non-exclusive, right and license to use the Licensed Software furnished to Company, but only in conjunction with Company's use of the Hardware and/or the Documentation with respect to which such Licensed Software was furnished. The duration of such right to use shall last (i) with respect to Licensed Software furnished in connection with Hardware, for the life of that Hardware as it may be repaired or modified, and (ii) with respect to Licensed Software furnished otherwise, for the duration of Company's right to use the Licensed Software as demonstrated in the appropriate license. Company shall be granted no title or ownership rights to the Software, which rights shall remain in Nortel Networks or its suppliers.

     11.3 As a condition precedent to this license and to the supply of Software by Nortel Networks pursuant to this Agreement, Nortel Networks requires Company to give proper assurances to Nortel Networks for the protection of the Software. Accordingly, all Software supplied by Nortel Networks under or in implementation of this Agreement shall be treated by Company as the exclusive property, and as proprietary and a trade secret, of Nortel Networks and/or its suppliers, as appropriate, and Company shall:
(i) hold the Software, including, without limitation, any methods or concepts utilized therein, in confidence for the benefit of Nortel Networks and/or its suppliers, as appropriate; (ii) not provide or make the Software available to any person except to its employees on a 'need to know' basis and then only under confidentiality obligations; (iii) not reproduce, copy, or modify the Software in whole or in part except as specifically authorized in writing by Nortel Networks; (iv) not attempt to decompile, reverse engineer, disassemble, reverse translate, or in any other manner decode the Software;
(v) issue adequate instructions to all persons, and take all actions reasonably necessary, to satisfy Company's obligations under this license; and (vi) forthwith return to Nortel Networks, or with Nortel Networks' consent destroy (a) upon termination of the license for any reason, or (b) upon receipt of replacement, modified, or updated Software, any magnetic tape, disc, semiconductor device or other memory device or system memory and/or Documentation or other material, including, but not limited to all printed material furnished by Nortel Networks to Company. An appropriate officer or other authorized representative of Company shall certify in writing to Nortel Networks that all copies of material in the possession or control of Company have been destroyed as required in this Paragraph.

     11.4 The obligations of Company hereunder shall not extend to any information or data relating to the Software which: (a) was known by Company prior to disclosure, as evidenced by its business records; (b) was lawfully in the public domain prior to its disclosure, or becomes publicly available other than through a breach of this Agreement; (c) was disclosed to Company by a third party provided such third party, or any other party from whom such third party receives such information, is not in breach of any confidentiality obligation in respect of such information; (d) is independently developed by Company, as evidenced by its business records; or
(e) is disclosed when such disclosure is compelled pursuant to legal, judicial, or administrative proceedings, or otherwise required by law, subject to Company using reasonable efforts to provide prior notice to Nortel Networks to allow it to seek protective or other court orders.

     11.5 Nortel Networks may issue updates to the Software from time to time, and upon Company's payment of any applicable right to use fees shall license such updates to Company. The right to use fees for such updates do not include the price of any associated Hardware that may be required to use such updates.

     11.6 Neither Company nor any successor to Company's title in the applicable Hardware shall have the right to (i) assign this license as to the applicable Licensed Software to any other person who acquires legal title to such Hardware; or (ii) sublicense the rights herein granted as to such Licensed Software to any other person who subsequently acquires the right to use such Hardware, unless agreed to in writing by Nortel Networks, such consent not to be unreasonably withheld.

     11.7 Company shall indemnify and hold Nortel Networks and its suppliers, as appropriate, harmless from any loss or damage resulting from a breach of this Article 11. The obligations of Company under this Article 11 shall survive the termination of the Agreement and shall continue after the Software is removed from service.

NON-LICENSED SOFTWARE

     11.8 Certain Software delivered by Nortel Networks may include Non-Licensed Software. Non-Licensed Software includes (i) any Software for which the applicable right to use fees have not been paid; and (ii) Software for which a periodic right to use fee has expired and the applicable additional periodic right to use fees have not been paid. Company shall submit to Nortel Networks an Order for any Non-Licensed Software that Company desires to license or renew.

     11.9 When Non-Licensed Software is placed into service, even without the submission of an Order, the applicable right to use fees shall be payable. Company shall also have the option to pay the applicable right to use fees for any Non-Licensed Software upon installation of a Software load containing such Non-Licensed Software.

     11.10 To ensure Company's proper activation and/or usage of only the appropriate Software, Company shall complete the appropriate form designated by Nortel Networks prior to the activation and/or usage by Company of any Non-Licensed Software. Company shall identify all Software desired to be activated and/or used (including the number of lines or other units activated, if applicable) in each System and shall transmit such form to Nortel Networks.

     11.11 Nortel Networks shall promptly review any form submitted pursuant to Section 11.10 and respond in writing, identifying whether (i) any applicable prerequisite Hardware or Software is required by Company prior to activation and/or usage of the applicable Software; or (ii) whether the use of such Software requires Nortel Networks to determine whether the current System configuration will require additional elements, such as Hardware, other hardware and/or System memory, prior to activation and/or usage; or
(iii) whether Company can use such Software without any additional Hardware or Software.

     11.12 Nortel Networks reserves the right to access by remote polling any site in which Software has been installed to determine which Software has been activated. Such polling shall be done so as not to unreasonably interfere with Company's use of the Products.

     11.13 Nortel Networks shall issue invoices to Company, in addition to those amounts previously invoiced, for amounts payable as a result of Company's activation and/or usage of any Software which Nortel Networks determines as a result of the remote polling of a site and for which Company has not previously paid the appropriate right to use fee.

     11.14 The warranty period for Software activated later than the original Ship Date of the Software load shall be for the same period as such original Software load and shall not be extended to provide for an additional period of warranty based upon the date individual features or units are activated and/or utilized by Company or the date Company pays any applicable right to use fees.

     11.15 Nortel Networks shall provide the Software support Services specified in Article 10 or in a Services Annex, provided that Company operates the Software at Nortel Networks' current Software release level or within at least two (2) previous Software release levels, unless otherwise specified in the Product or Services Annex.

MODIFIABLE SOFTWARE

     11.16 Notwithstanding anything to the contrary above, upon payment to Nortel Networks of the applicable fees, Nortel Networks hereby grants to Company, subject to the applicable terms and conditions of this Article 11, a personal, non-transferable, non-assignable and non-exclusive right and license to modify Licensed Software which Nortel Networks identifies as Modifiable Software.

     11.17 Upon the modification or creation of any Applications, or the modification or creation of any Building Blocks, Nortel Networks shall have no obligations with regard to warranty under Article 9 or indemnity under
Article 12 for such Applications or Building Blocks.

     11.18 Nothing contained in this Section 11.16 shall transfer, or be deemed to transfer, or contemplate the transfer of, any rights in or to the Software other than those rights specifically granted herein, and in particular but without restricting the generality of the foregoing, Nortel Networks does not in any way transfer any right, title or interest in or to the Software or any element constituting a portion thereof to Company, other than the right of Company to modify or create Building Blocks and Applications.

     11.19 For any Building Blocks and Applications created solely by Company, and with respect to only the modified portions of all Company-modified portions of the Nortel Networks-provided Building Blocks, Company shall own all forms of intellectual property rights (including but not limited to patent, trade secret, copyright and mask rights) pertaining to such Applications, Building Blocks or portions thereof and shall have the right to file for or otherwise secure and protect such rights. For all such Company created Applications or Building Blocks or modified portions of Building Blocks, the parties shall, on a case by case basis, negotiate in good faith to determine whether Company may desire to license any such Applications or Building Blocks to Nortel Networks, such license to be at no charge to Nortel Networks as long as Company is licensed hereunder.

     11.20 For any Applications created solely by Nortel Networks, and for the Nortel Networks-provided Building Blocks, Nortel Networks shall own all forms of intellectual property rights (including but not limited to patent, trade secret, copyright and mask rights) pertaining to such Applications or Building Blocks and shall have the right to file for or otherwise secure and protect such rights. For all such Nortel Networks Applications or Building Blocks, Company may license any such additional Nortel Networks Products upon Nortel Networks making such software generally available to its customers.

     11.21 In the event that Company and Nortel Networks intend to jointly create Applications or Building Blocks, the parties shall mutually agree in writing as to applicable terms and conditions.

SERVICES SOFTWARE

     11.22 With respect to Services Software, Company shall: (i) utilize such Services Software and the results thereof solely for the purposes described in Section 1.32; and (ii) comply with additional terms, if any, applicable to such. Services Software as specified in a Product Annex. Nortel Networks may, at any time and without liability or obligation to Company, modify the Services Software, any computer equipment of Nortel Networks or suppliers used in connection with such Services Software, and identification codes, manuals or other information or Documentation used in connection with the Services Software.

     11.23 SERVICES SOFTWARE IS PROVIDED AS IS AND WITHOUT WARRANTY OR CONDITION OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NORTEL NETWORKS DOES NOT AND CANNOT WARRANT THE PERFORMANCE OR RESULTS THAT MAY BE OBTAINED BY USING SERVICES SOFTWARE. COMPANY ASSUMES SOLE RESPONSIBILITY FOR THE SELECTION OF THE SERVICES SOFTWARE TO ACHIEVE COMPANY'S INTENDED RESULTS, AND FOR THE INSTALLATION, USE, AND RESULTS OBTAINED FROM THE SERVICES SOFTWARE. IN NO EVENT SHALL NORTEL NETWORKS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST REVENUES OR PROFITS OR OTHER ECONOMIC LOSS, OF ANY NATURE WHATSOEVER ARISING OUT OF COMPANY'S USE OF SERVICES SOFTWARE.

ARTICLE 12. INTELLECTUAL PROPERTY RIGHTS

     12.1 The Services performed by Nortel Networks and its Affiliates pursuant to this Agreement (and any deliverables provided to Company in connection therewith) are not "works for hire".

     12.2 All Background IPR of a party or its Affiliate shall remain the exclusive property of such party or its Affiliate, and the information contained therein shall be deemed to be Confidential Information of such party or its Affiliate.

     12.3 With respect to any Background IPR of Company disclosed to Nortel Networks, its Affiliates, and/or its contractors in connection with this Agreement, Company hereby grants to Nortel Networks, Nortel Networks' Affiliates, and Nortel Networks' contractors a non-exclusive, royalty-free, worldwide right to make, use, and reproduce such Background IPR, but only to the extent that such right is necessary for the performance of Nortel Networks; obligations under this Agreement and the Services contemplated hereunder.

     12.4 With respect to any Foreground IPR of Nortel Networks and its Affiliates which is incorporated or contained within, or which is required for the implementation of, any recommendations(s) or conclusions(s) advanced by Nortel Networks in the course of performing Services under this Agreement, Nortel Networks hereby grants to Company a non-exclusive, royalty-free, worldwide right to use and disclose such Foreground IPR, but only to the extent necessary for Company to implement such recommendations(s) or conclusions(s) in the implementation, operation and maintenance of Company's communications network or in Company's provision of communications services.

     12.5 With respect to any Background IPR of Nortel Networks and its Affiliates which is incorporated or contained within, or which is required for the implementation of, any recommendations(s) or conclusions(s) advanced by Nortel Networks in the course of performing Services under this Agreement, Nortel Networks will grant to Company, upon reasonable commercial terms, a non-exclusive, worldwide right to use and disclose such Background IPR, but only to the extent necessary for Company to implement such recommendations(s) or conclusions(s) in the implementation, operation and maintenance of Company's communications network or in Company's provision of communications services. Notwithstanding the foregoing, the grant to Company of rights in the Background IPR of Nortel Networks and its affiliates shall not include product design information of Nortel Networks and its Affiliates, but shall be limited to that Background IPR within the scope of the technical information to be included within the deliverables.

     12.6 Prior to disclosing to any third party any Foreground IPR or Background IPR of Nortel Networks and its Affiliates pursuant to Sections
12.2 or 12.5. Company shall (i) advise such third party in writing of the confidential and proprietary nature and the limitations on use of the information to be disclosed, as set forth in Sections 12.4 and

12.5, and shall (ii) obtain from such third party a written undertaking to respect such obligations.

     12.7 Nothing contained in this Agreement shall transfer, or be deemed to transfer or contemplate the transfer of, any Intellectual Property Right other than those rights specifically granted herein, and in particular but without restricting the generality of the foregoing, Nortel Networks does not in any way grant any license in, to, or under any of its Intellectual Property Rights.

     12.8 Nothing contained in this Agreement shall prevent, or be deemed to prevent, Nortel Networks or its Affiliates from providing to any third party the same or similar Services (including the same or similar recommendations or conclusions) as may be provided to Company pursuant to this Agreement.

ARTICLE 13.  LIABILITIES FOR BODILY INJURY, PROPERTY DAMAGE AND PATENT
             INFRINGEMENT

     13.1 A party hereto shall defend the other party against any suit, claim, or proceeding brought against the other party for direct damages due to bodily injuries (including death) or damage to tangible property which allegedly result from the negligence or willful misconduct of the defending party in the performance of this Agreement. The defending party shall pay all litigation costs, reasonable attorney's fees, settlement payments and such direct damages awarded or resulting from such suit, claim or proceeding.

     13.2 Nortel Networks shall defend Company against any suit, claim or proceeding brought against Company alleging that the sale to, or use by Company of, any Products, excluding Third Party Hardware or Third Party Software, furnished hereunder infringes any patent ("Infringement Claim"). Nortel Networks shall pay, subject to Section 13.3 below, all litigation costs, reasonable attorney's fees, settlement payments and damages awarded or resulting from any such suit, claim or proceeding. With respect to Third Party Hardware or Third Party Software, Nortel Networks shall assign any rights with respect to infringement of patents granted to Nortel Networks by the supplier of such items to the extent of Nortel Networks' right to do so.

     13.3 Nortel Networks' cumulative liability, pursuant to this Article 13 and including its costs and expenses incurred in satisfying its obligations set forth below, shall not exceed one hundred percent (100%) of the purchase price of the Products or Services giving rise to the Infringement Claim. Nortel Networks shall not be liable and Company shall indemnify Nortel Networks for any costs incurred by Nortel Networks or liabilities of Nortel Networks arising under this Article in excess of the amounts so stated above.

     13.4 Nortel Networks shall have no liability, in respect of any Infringement Claim based on the use of a Product in the event that such
Product: (i) is manufactured,
designed or supplied by Nortel Networks in accordance with any design or any special instruction furnished by Company; (ii) is used by Company in a manner or for a purpose not contemplated by this Agreement; (iii) is used by Company in combination with other products not provided or approved by Nortel Networks, including, without limitation, any software developed solely by Company through the permitted use of Products furnished hereunder, provided that the Infringement Claim arises from such combination or the use thereof; or (iv) is modified by Company where such modification is not authorized by Nortel Networks. In these cases, Company shall indemnify and hold Nortel Networks harmless against any loss, cost, expense, damage, settlement or other liability, including, but not limited to, attorneys' fees, which may be incurred by Nortel Networks with respect to any suit, claim, or proceeding described in this Section 13.5. Company shall waive any and all claims that Company may have against Nortel Networks that Company may have due to any use by Company of Modifiable Software and any modification Company may have made to a Product as a result of such use. Further, Company shall be responsible for any additional hardware, software or services required as a result of such use.

     13.6 Nortel Networks may provide Company with notice of an actual or potential Infringement Claim. Nortel Networks shall consult with Company regarding the Infringement Claim and the course of action to be pursued as a result thereof. In the event that the parties fail to agree on a satisfactory course of action for dealing with the matter, Company may either: (i) return to Nortel Networks the affected portion of the Product(s) or deliverable(s) in return for a refund of the depreciated value (as carried on the books of Company) of the Product(s) or deliverable(s) so returned, or terminate the Services; or (ii) continue to use the Product(s), Services, or deliverable(s) at Company's own risk.

     13.7 Nortel Networks shall not be liable for, and Company shall indemnify Nortel Networks in respect of, any damages awarded based on Company's willful, knowing or deliberate infringement of a patent, copyright, trade secret, trademark or other proprietary right where such infringement results in a pecuniary damage award. Nortel Networks shall not be liable for, and Company shall indemnify Nortel Networks in respect of any Infringement Claim(s) where Nortel Networks has provided notice to Company of the Infringement Claim(s) and Company elects to continue its use of the Product(s) or deliverable related to or covered by the Infringement Claim.

     13.8 If as a result of an Infringement Claim, other than those contemplated above, an injunction is obtained against Company's use of any Product(s), Service(s) or deliverable(s), Nortel Networks shall, at Nortel Networks' option: (i) procure for Company the right to continue using the alleged infringing Product(s) or deliverable; (ii) replace or modify the same with equivalent or better Product(s), Service(s), or deliverable(s) so that Company's use is non-infringing; or (iii) accept return of the affected portion of the Product(s), Service(s) or deliverable(s) and refund to Company the depreciated value (as carried on the books of Company) of such Product(s), Service(s), or deliverable(s) so returned.

     13.9 The defense of any claim which is predominantly covered by the provisions of this Agreement shall be controlled by the party upon whom the majority of the ultimate liability is likely to be imposed. Such controlling party shall give the other party a reasonable opportunity to participate in negotiation or defense of the claim so that such other Party may reasonably protect its own interests. Neither Party shall be liable for any settlement obligation incurred without its written consent.

     13.10 THE REMEDIES SET FORTH IN THIS ARTICLE 13 ESTABLISH THE ENTIRE OBLIGATION OF THE PARTIES IN REGARD TO CLAIMS RELATING TO INTELLECTUAL PROPERTY RIGHTS INCLUDING CLAIMS DIRECTED TO THE INFRINGEMENT OF PATENTS, COPYRIGHT, TRADE SECRETS AND OTHER PROPRIETARY RIGHTS. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST REVENUES OR PROFITS OR OTHER ECONOMIC LOSS OF ANY NATURE WHATSOEVER, ARISING FROM SUCH INFRINGEMENT CLAIMS AND/OR RELATED MATTERS, OTHER THAN AS SPECIFICALLY SET FORTH HEREIN.

ARTICLE 14. REMEDIES AND LIMITATION OF LIABILITY

     14.1 Nortel Networks shall have the right to suspend its performance, upon written notice to Company, and forthwith remove and take possession of all Products and deliverables that shall have been delivered to Company, and terminate any Services being provided to Company, if, prior to payment to Nortel Networks of any amounts due pursuant to this Agreement with respect to such Products or Services, Company shall (i) become insolvent or bankrupt or cease to conduct business in the ordinary course, or be unable or admit in writing its inability, to pay all debts as they mature, or make a general assignment for the benefit of, or enter into any arrangement with, creditors; (ii) authorize, apply for, or consent to the appointment of, a receiver, trustee, or liquidator of all or a substantial part of its assets or have proceedings seeking such appointment commenced against it which are not terminated within sixty (60) days of such commencement; or (iii) file a voluntary petition under any bankruptcy or insolvency law or under the reorganization or arrangement provisions of the United States Bankruptcy Code or any similar law of any jurisdiction or have proceedings under any such law instituted against it which are not terminated within sixty (60) days of such commencement.

     14.2 In the event of any material breach of this Agreement which shall continue for thirty (30) or more days after written notice of such breach (including a reasonably detailed statement of the nature of such breach) has been given to the breaching party by the aggrieved party, the aggrieved party shall be entitled at its option to avail itself of any and all remedies available at law or equity, except as otherwise limited in this Agreement.

     14.3 Nothing contained in Section 14.2 or elsewhere in this Agreement shall make Nortel Networks liable for any indirect, incidental, punitive, special, or consequential damages of any nature whatsoever for any breach of this Agreement whether the claims for such damages arise in tort (including negligence regardless of degree of fault), contract, or otherwise.

     14.4 Nortel Networks shall not be liable for any additional costs, expenses, losses or damages resulting from errors, acts or omissions of Company, including, but not limited to, inaccuracy, incompleteness or untimeliness in the provision of information by Company to Nortel Networks or fulfillment by Company of any of its obligations under this Agreement. Company shall pay Nortel Networks the amount of any such costs, expenses, losses or damage incurred by Nortel Networks.

     14.5 Any action for breach of this Agreement or to enforce any right hereunder shall be commenced within two (2) years after the cause of action accrues or it shall be deemed waived and barred, except any action for nonpayment by Company of any prices, charges, fees or other amounts payable hereunder may be brought by Nortel Networks at any time permitted by applicable law, and Nortel Networks may suspend performance of any of its obligations hereunder until all such payments are made.

ARTICLE 15. TERM AND TERMINATION

     15.1 This Agreement will be in effect from the Effective Date for a period of three (3) years. Thereafter, this Agreement shall automatically renew for one (1) year terms, unless either party provides the other party with written notice of its intent not to renew at least sixty (60) days prior to the end of the original term or any renewal term.

     15.2 Either party may delay performance under this Agreement or terminate this Agreement, in whole or in part, in the event of a default by the other, provided that the non-defaulting party so advises the defaulting party in writing of the event of alleged default and the defaulting party does not remedy the alleged default within thirty (30) days after written notice thereof. If the alleged default is not capable of being remedied within thirty (30) days, the defaulting party must commence to remedy the alleged default within such thirty (30) day period and provide to the non-defaulting party a plan for timely remedying the alleged default in order to avoid termination. A default shall include: (i) a party's insolvency or initiation of bankruptcy or receivership proceedings by or against a party or the execution of an assignment for the benefit of creditors; or (ii) either party's material breach of any of the terms or conditions hereof including the failure to make any payment when due.

     15.3 The expiration or termination of this Agreement for any cause shall not release either party from: (i) any obligations and duties remaining under any Order accepted by Nortel Networks prior to such expiration or termination, except that Nortel Networks shall not be required to fulfil the Order if the termination is due to a breach or default by Company; (ii) any liability which at the time of expiration or termination has already accrued to the other party, or, which thereafter may accrue in respect to any event prior to expiration or termination; or (iii) any liability from any obligation specified in Section 17.18 below to survive expiration or termination.

     15.4 Notwithstanding the foregoing, Nortel shall not be obligated to provide any Services pursuant to this Agreement after termination of this Agreement. Company shall pay the full price for Services performed prior to the Effective Date of termination plus the costs to Nortel of, and necessarily incidental to, termination, including such other costs, charges or expenses for which Nortel has the right to reimbursement hereunder. Termination of this Agreement shall not entitle Company to withhold payment of any amount due or accruing to Nortel hereunder prior to the effective date of termination, or to reimbursement of any amount previously paid to Nortel.

ARTICLE 16. CONFIDENTIALITY

     16.1 Each party which receives the other party's Confidential Information shall use reasonable care to hold such Confidential Information in confidence and not disclose such Confidential Information to anyone other than to its employees and employees of a Nortel Networks Affiliate, as applicable, with a need to know. A party that receives the other party's Confidential Information shall not reproduce such Confidential Information, except to the extent reasonably required for the performance of its obligations pursuant to this Agreement and in connection with any permitted use of such Confidential Information.

     16.2 Company shall take reasonable care to use Nortel Networks' Confidential Information only for study, operating, or maintenance purposes in connection with Company's use of Products and/or Services furnished by Nortel Networks pursuant to this Agreement.

     16.3 Notwithstanding the foregoing, either party shall be free to use that portion of the Confidential Information which may be retained in intangible form by those employees who have had access to the Confidential Information, for any purpose, including use in the development, manufacture, marketing and maintenance of its products and services. The marketing of any product or service, including the dissemination of supporting documentation, which inherently discloses the disclosing party's Confidential Information shall not be deemed a breach by the recipient of such obligations; provided however, that ownership of the Confidential Information and all intellectual property rights to such Confidential Information remain with the disclosing party.

     16.4 The obligations of either party pursuant to this Article 16 shall not extend to any Confidential Information which a recipient can demonstrate through written documentation was already known to the recipient prior to its disclosure to the recipient or was known or generally available to the public at the time of disclosure to the recipient; becomes known or generally available to the public (other than by act of the recipient) subsequent to its disclosure to the recipient; is disclosed or made available in writing to the recipient by a third party having a bona fide right to do so and without similar confidentiality obligations; is independently developed by recipient as shown by the recipient's written records; or is required to be disclosed by subpoena or other process of law, provided that the recipient shall notify the disclosing party promptly of any such subpoena or other process of law requiring disclosure and permits (assisting where reasonably required) the disclosing party to assert its right to protect its Confidential Information.

     16.5 Nortel Networks represents that each of its agents and employees who provide services on Company's premises is subject to a confidentiality agreement requiring each agent and employee to maintain Company's information as Confidential Information.

ARTICLE 17. MISCELLANEOUS

     17.1 PUBLICITY - A party shall not release any advertising or other publicity relating to this Agreement or the contents hereof wherein such other party may reasonably be identified without the prior written approval of the other party. In addition, each party shall take reasonable precautions to keep the existence and the contents of this Agreement confidential so long as this Agreement remains in effect and for a period of five (5) years thereafter, except as may be otherwise expressly provided in this Agreement or as may be reasonably required to enforce this Agreement by law.

     17.2 APPLICABLE LAW - The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, except for its rules with regard to the conflict of laws and venue portions thereof.

     17.3 EFFECTS OF HEADINGS - All headings used herein are for index and reference purposes only, and shall not be given any substantive effect. This Agreement has been created jointly by the parties and no rule of construction requiring interpretation against the drafter of this Agreement shall apply in its interpretation.

     17.4 ASSIGNMENT - Other than as explicitly stated below, neither party may assign or transfer this Agreement or any of its rights hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld. A change in control of Company shall be deemed an assignment hereunder. A change in control shall occur if ownership or control of more than fifty percent (50%) of the shares of the Company entitled to elect the board of directors changes during the term of this Agreement. Company's consent shall not be required for any assignment or transfer by Nortel Networks (i) to any Nortel Networks Affiliate of all or any part of this Agreement or of Nortel Networks' rights hereunder; or (ii) to any third party of Nortel Networks' right to receive any monies ("Receivables") which may become due to Nortel Networks pursuant to this Agreement. Company hereby consents to the sale of Receivables by

Nortel Networks without the necessity for any further notice and without any qualification on such consent. Company grants permission for Nortel Networks to disclose the provisions of this Agreement to purchasers and prospective purchasers of Receivables, or their affiliates and others with a present or prospective financial interest in such Receivables, and their respective agents, attorneys, auditors, rating agencies and other advisors.

     17.5 SUBCONTRACTING - Nortel Networks may subcontract any of its obligations under this Agreement, but no such subcontract shall relieve Nortel Networks of primary responsibility for performance of its obligations.

     17.6 NON-WAIVER - The failure by either party hereto at any time to require performance by the other party or to claim a breach of any provision of this Agreement shall not be construed as affecting any subsequent breach or the right to require the performance with respect thereto or to claim a breach with respect thereto.

     17.7 RELATIONSHIP OF THE PARTIES - The provisions of this Agreement shall not be construed to establish any form of partnership, agency or joint venture of any kind between Nortel Networks and Company, nor to constitute either party as the agent, employee or legal representative of the other. To the extent Nortel Networks provides Services under this Agreement, those Services are provided as an independent contractor. All persons furnished by either party to accomplish the intent of this Agreement shall be considered solely as the furnishing party's employees or agents and the furnishing party shall be solely responsible for compliance with respect to its employees with all laws, rules and regulations involving, but not limited to, employment of labor, hours of labor, working conditions, workers' compensation, payment of wages, and withholding and payment of applicable taxes, including, but not limited to income taxes, unemployment taxes, and social security taxes.

     17.8 FORCE MAJEURE - If the performance by a party of any of its obligations under this Agreement shall be interfered with by reason of any circumstances beyond the reasonable control of that party, including without limitation, fire, explosion, acts of God, war, revolution, civil commotion, unavailability of supplies or sources of energy, power failure, breakdown of machinery, delays regarding zoning, easements or deed restrictions, any legal proceedings between parties unrelated to the parties hereto or labor difficulties, including without limitation, strikes, slowdowns, picketing or boycotts, then that party shall be excused from such performance for a period equal to the delay resulting from the applicable circumstances and such additional period as may be reasonably necessary to allow that party to resume its performance. With respect to labor difficulties as described above, a party shall not be obligated to accede to any demands being made by employees or other personnel.

     17.9 TAXES - Company shall at Nortel Networks' direction promptly reimburse Nortel Networks or pay directly to the applicable government or taxing authority all taxes and charges arising hereunder, including, without limitation, penalties and interest, except for taxes computed upon the net income of Nortel Networks. If Company provides Nortel Networks with a certificate of exemption for the applicable taxes, in a timely manner, then Nortel Networks shall not invoice Company for such taxes. Nortel Networks will assist the Company, to the extent permissible, with any Company tax minimization strategy made known to Nortel Networks.

     17.10 HAZARDOUS MATERIALS - Prior to issuing any Order for Services to be performed at Company's facilities, Company shall identify and notify Nortel Networks in writing of the existence of all Hazardous Materials which Nortel Networks may encounter during the performance of such Services, including without limitation, any Hazardous Materials contained within any equipment to be removed by Nortel Networks. If Company breaches its obligations pursuant to this Paragraph, (i) Nortel Networks may discontinue the performance of the applicable Services until all the Hazardous Materials have been removed or abated to Nortel Networks' satisfaction by Company at Company's sole expense; and (ii) Company shall defend, indemnify and hold Nortel Networks harmless from any and all damages, claims losses, liabilities and expenses, including without limitation, attorney's fees, which arise out of Company's breach of such obligations.

     17.11 NOTICE - All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered (i) by hand; or
(ii) by facsimile transmission (confirming the same by mail); or (iii) by certified or next-day mail addressed as follows:

     IF TO COMPANY:
     Advanced Telecommunications Inc.
     730 Second Avenue South, Suite 1200
     Minneapolis, Minnesota 55402
      Attention: RICHARD A. SMITH, CFO
      Facsimile: (612) 376-4411

     IF TO NORTEL NETWORKS:
     Nortel Networks Inc.
     2350 Lakeside Blvd.
     Richardson, Texas 75082
      Attention: Senior Manager, Contracts Management & Negotiations
      Facsimile: 972/685-3284

Either party hereto may change its address by a notice given to the other party hereto in the manner set forth above.

     17.12 INFORMATION AND DOCUMENTATION - Company shall provide any information and/or documentation that Nortel Networks reasonably requests from Company and that is necessary for Nortel Networks to properly perform any of its obligations hereunder.

Such information shall be provided in a form reasonably specified by Nortel Networks by the dates specified by Nortel Networks.

     17.13 EXPORT--Company shall not export any Products or technical data received from Nortel Networks pursuant to this Agreement, or release any such Products or technical data with the knowledge or intent that such will be exported or transmitted to any country or to foreign nationals of any country, except in accordance with applicable U.S. laws and regulations concerning exporting and with the prior written consent of Nortel Networks. Company shall obtain all government authorizations, in accordance with applicable law prior to exporting or transmitting any such Products or technical data.

     17.14 SEVERABILITY--If any provision of this Agreement is declared or judicially determined to be invalid or unenforceable under applicable law, the remaining provisions shall continue in full force and effect and the parties shall substitute for the invalid provision a valid provision which most closely approximates the economic effect and intent of the invalid provision.

     17.15 ENTIRE AGREEMENT--This Agreement, including the Exhibits, Schedules and Annexes which are attached hereto and incorporated herein, comprises all the terms, conditions and agreements of the parties hereto with respect to the subject matter hereof and supersedes all previous negotiations, proposals, commitments, writings, publications and understandings of any nature whatsoever. Company hereby acknowledges and agrees that it has not relied on any representations or warranties other than those expressly set forth in this Agreement.

     17.16 MODIFICATION OF AGREEMENT--No addition to or modification of this Agreement, including Exhibits, Schedules, or Annexes, shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of each of the parties hereto.

     17.17 REGULATORY COMPLIANCE--In the event of any change in the Specifications or Nortel Networks' manufacturing or delivery processes for any Products as a result of the imposition of requirements by any government, Nortel Networks may upon notice to Company, increase its prices, charges and fees to cover the added costs and expenses directly and indirectly incurred by Nortel Networks as a result of such change.

     17.18 SURVIVORSHIP--Any terms of this Agreement, which by their nature are intended to survive, including but not limited to those Articles titled "Warranty," "Intellectual Property Rights," "Liability for Bodily Injury, Property Damages and Patent Infringement," "Remedics and Limitation of Liability," "Confidentiality, and "Miscellaneous," as well as Section 403 ("Price and Payment"), 11.3 ("Software License"), and 15.3 ("Terms and Termination"), shall survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement.

NORTEL NETWORKS INC.                   ADVANCED TELECOMMUNICATIONS INC.

By: /s/ Patti Jacobs                   By: /s/ Richard A. Smith
   --------------------------------       ---------------------------
Name: Patti Jacobs/Jim Bartoszewicz    Name: Richard A. Smith
     ------------------------------         -------------------------
Title: Director / V.P.                 Title: Chief Financial Officer
      -----------------------------          ------------------------
Date: 6/3/99                           Date: 6/1/99
     ------------------------------         -------------------------

                                   EXHIBIT A

                               PRODUCT ANNEX A.1

                      DMS-FAMILY PRODUCTS AND STP PRODUCTS


The supplemental terms and conditions provided below take precedence over any conflicting terms and conditions specified, in the Sections noted below or elsewhere, in the Agreement as such terms and conditions apply to the DMS-10, DMS-100, DMS-200, DMS-100/200, DMS-250, DMS-300, DMS-300/250, or DMS-500
Products ("DMS-Family Products") or the DMS STP or Broadband STP Products ("STP Products").

ARTICLE 2, SECTION 2.1

     2.1.1. During the Original Term, Company commits to purchase and/or license, as applicable, and take delivery of the Products described in Attachment 1, Part I (DMS-500 Initial Systems) and Part III (DMS-500 Initial System Standard/Additional Software Features), in a minimum dollar amount of Ten Million Dollars ($10,000,000.00) (the "Initial Commitment Amount"), which amount shall include without limitation, no less than four (4) DMS-500 Initial Systems as described in Attachment 1, Part I. The prices, charges and fees for the Products shall be paid in accordance with Article 4 of the Agreement.


     2.1.2 From time to time during the Term, Company may license any of the DMS-500 Optional Software listed in Attachment 1, Part IV ("Optional Software"). In the event that Nortel Networks receives an Order for Optional Software prior to the Ship Date of a DMS-500 Initial System purchased hereunder, Company shall receive a *** discount off the licensing fees for such Optional software as set forth in Attachment I,
     Part IV. For all other Optional Software Orders issued by Company during the Term, Company shall receive a *** discount off the licensing fees set forth in Attachment 1, Part IV.

ARTICLE 2, SECTION 2.3

With regard to the subject of forecasts, the following shall apply for DMS-250, DMS-300, DMS-300/250, or DMS-500 Products:

     Company shall submit a non-binding forecast to Nortel Networks, in accordance with Section 2.3 of the Agreement.

ARTICLE 2, SECTION 27

2.7 If Company purchases ports from a supplier other than Nortel ("Third Party Ports") and installs such Third Party Ports on any DMS-500 Switching System purchased by Company under the Agreement, Nortel will invoice Company for the following fees

*** Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

for use of Nortel's ENET software in connection with such Third Party Ports:
*** per port for the first three thousand (3000) DS-0 ports and *** per port for each additional DS-0 port thereafter. Furthermore, upon the installation of such Third Party Ports, Nortel shall suspend any service and/or maintenance responsibilities or obligations that Nortel may then have with regard to each DMS-500 Switching System upon which such Third Party Ports are installed (each, an "Affected Switch"), and the Warranty provisions set forth in the Agreement shall be suspended until such time as Nortel certification of each Affected Switch has been completed. Company shall issue an order for Nortel certification of each Affected Switch and shall pay to Nortel, Nortel's then-current price for each such certification.

ARTICLE 4, SECTION 4.3(i)

With regard to the subject of invoicing for Systems, the following shall apply for DMS-250, DMS-300, DMS-300/250, or DMS-500 Products:

     (i) for Systems, whether or not installation has been ordered from Nortel Networks, *** of the price for such System(s) including Products and Services related thereto which are included in the price) shall be invoiced on the Ship Date; *** of the price for such System(s) shall be invoiced on the Turnover Date; and *** of the price for such System(s) shall be invoiced on the Acceptance Date.


ARTICLE 5, SECTION 5.1

With regard to the subject of reschedule of an Order, the following shall apply:

     Sixty (60) days notice must be provided to Nortel Networks prior to the scheduled Ship Date.

ARTICLE 7, SECTION 7.3

With regard to the subject of Company performing installation of any of the DMS-250, DMS-300, DMS-300/250, or DMS-500 Products, the following shall apply:

     Company shall not have the right to perform installation Services.

ARTICLE 7, SECTION 7.3.1

With regard to the subject of Company performing installation of any of the DMS-10, DMS-100, DMS-200, DMS-100/200 or STP Products, the following shall apply:

     Company shall not initially have the right to perform installation Services, but may obtain the right to install certain DMS-10, DMS-100, DMS-200, DMS-100/200 or STP Products, subject to attending applicable training courses,

*** Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

     obtaining the required training certifications to perform same, and obtaining Nortel Networks' written concurrence to do so.

ARTICLE 9, SECTION 9.1.1

With regard to the subject of warranty, the following shall apply:

     9.1.1  Upon the expiration of the warranty for each System provided by
Section 9.1 of the Agreement, Nortel shall provide to Company, at no additional charge, a twenty-four month Service & Support Plan with respect to each of the Initial System(s) purchased hereunder. The Service & Support Plan shall provide the support services described on Attachment 4 to this Exhibit A, Product Annex A.1. Upon the expiration of the S&SP term for each System, Company may renew the S&SP at the then-current rates for such services.

ARTICLE 10, SECTION 10.1

With regard to the subject of Training Credits, the following shall apply:

     With each DMS-250, DMS-300 Initial System purchased hereunder, Nortel Networks shall provide to Company a total of fifty (50) student training days. With each DMS-300/250 or DMS-500 Initial System purchased hereunder, Nortel Networks shall provide to Company a total of one hundred (100) student training days.

     With each DMS-100, DMS-200 or DMS-100/200 Initial System purchased hereunder, Supplier shall provide to Company one hundred sixty (160) Training Credits. No such Training Credits shall be provided for DMS-10 Systems nor for STP Products purchased hereunder.

ARTICLE 10, SECTION 10.5

With regard to the subject of support services, the following shall apply:

     Nortel shall make available Post-Cutover Integration Services as set forth in Attachment 3 to this Product Annex A.1.

ARTICLE 11, SECTION 11.1

With regard to the subject of Third Party Software, the following shall apply:

     With regard to Third Party Software from Glenayre Electronic, Inc., ("Glenayre") including but not limited to a product referred to as "modular voice processing," Company shall abide by the terms and conditions specified in the Software License shown in Attachment 2 to this Product Annex A.1, in addition to the terms and conditions of this Agreement.

At the present time, there are no additional terms with regard to Third Party Hardware that must be observed by Company.

ARTICLE 11, SECTION 11.5

With regard to the subject of Software updates, the following shall apply:

     Nortel Networks shall classify such updates as either (i) incremental Software upgrades ("ISUs"), designed to correct any nonconformance to the applicable Software specifications; or (ii) enhancements which will provide additional features or functionality ("Enhancements"). Updates classified as ISUs by Nortel Networks will be provided at no cost to Company during the warranty period for such Licensed Software. Updates classified as Enhancements by Nortel Networks will be made available to Company at Nortel Networks applicable right to use fees. In the event that Nortel Networks determines that an update includes both ISUs and Enhancements, such update shall be made available to Company. If Company elects to receive the update, Nortel Networks shall invoice Company only for the right to use fees applicable to the Enhancements contained in such update, unless the Enhancements are provided by Nortel Networks at no charge as described in this Product Annex A.1, Attachment 1, Part V, Section V.1.0.

ARTICLE 17, SECTION 17.9

With regard to the subject of taxes, the following shall apply:

     The prices do not include any applicable taxes.

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
                       PART I. DMS-500 INITIAL SYSTEMS


                                     ***



*** Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
         PART II. ADD-ON/EXTENSION PORTS AND LINK PERIPHERAL PROCESSORS
                            (DMS-500 INITIAL SYSTEMS)


                                     ***



*** Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
                     PRODUCTS AND PRICING FOR DMS SYSTEMS
             PART III. DMS-500 STANDARD/ADDITIONAL SOFTWARE FEATURES


                                     ***



*** Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
                     PRODUCTS AND PRICING FOR DMS SYSTEMS
                  PART IV. DMS-500 OPTIONAL SOFTWARE FEATURES


                                     ***



*** Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
                     PRODUCTS AND PRICING FOR DMS SYSTEMS
                   PART V. MISCELLANEOUS PRODUCTS & SERVICES


                                     ***



*** Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT A
                         ATTACHMENT 2 TO PRODUCT ANNEX A.1
                             GLENAYRE SOFTWARE LICENSE


RECITALS

1.1 To enable Company to operate equipment sold by Glenayre to Company, Glenayre wishes to grant to Company and Company wishes to acquire from Glenayre a non-exclusive right to use computer software in object code form only, to practice inventions protected by issued patents or pending applications, and to use materials, subject to the provisions of this License Agreement. The Software Licenses, the User Material Licenses and the Patent Licenses granted by Glenayre under this License Agreement are referred to collectively as the "Licenses".

LICENSE FEES

2.1 The purchase price of the Equipment includes the fees for the Licenses (the "License Fees").

SOFTWARE LICENSES

3.1 Glenayre grants to Company a non-exclusive license or sublicense to use, in object code form only, the Software (the "Software Licenses"). The "Software" collectively means the software owned by Glenayre and itemized in Glenayre's Quotation/Sales Order Acknowledgment or contained in the equipment listed in Glenayre's Quotation/Sales Order acknowledgment
     (the "Equipment") and any third party owned software contained in the Equipment. The Software Licenses are effective upon installation of the Software and the Equipment and are specifically limited to Company's use of the Software in the Equipment in the country designated by Company prior to delivery. The software Licenses do not include any rights with respect to the source code form of the Software.

USER MATERIAL LICENSE

4.1 Glenayre may provide Company with materials, including drawings, diagrams, specifications, documentation, training manuals and user manuals, for the use and servicing of the Equipment and the Software (the "User Material"). Glenayre licenses or sublicenses Company the non-exclusive right to use the Glenayre owned User material and any third party owned User materials in conjunction with the use and servicing of Equipment and Software (the "User material Licenses"). Glenayre and the third parties reserve all rights in their respective User Materials.

NO TRANSFER OF SOFTWARE OR USER MATERIALS

5.1 Company shall not assign, transfer or sublicense the Software or the User materials, whether separately or as part of a sale of the Equipment, without the prior written consent of Glenayre.

ACKNOWLEDGEMENT OF PATENT RIGHTS

6.1 Company acknowledges that various components of the Equipment and Software are the subject of one or more Glenayre patents or pending patent applications, or third party patents or pending patent applications under which Glenayre is licensed.

LIMITED, NON-EXCLUSIVE LICENSE UNDER PATENTS

7.1 Glenayre grants Company a non-exclusive right (the "Patent License") to practice the inventions protected by Glenayre patents or pending patent applications or third party patents or pending patent applications that are embodied in either the Equipment or Software.

7.2 If any improvements to the Equipment or Software are claimed in any patents, or any patents issuing from any pending patent applications, owned by or licensed to Company, Company shall grant Glenayre a royalty-free, transferable license to make, use or sell, and to grant sublicenses to make, use or sell the Equipment, Software and improvements. The provisions of this Paragraph 7.2 shall survive the termination of this License Agreement.

TERMINATION OF LICENSES

8.1  The Licenses shall terminate if:

     (a) the Equipment or Software is moved by Company outside of the country in which the Equipment and Software were first installed;

     (b) the Equipment is sold, except as provided in paragraph 5.1 or 8.2; or

     (c) the Software is no longer used in connection with the Equipment.

8.2 If Company purchases the Equipment from Glenayre solely to resell it to a third party and Company resells it to the Third party, the Licenses shall transfer to the third party.

PROPRIETARY INFORMATION

9.1 "Proprietary Information" means any scientific, technical or business information relating to Glenayre's products or business that is valuable to Glenayre and not generally known to those outside Glenayre, or relating to the third party's products or business that is valuable to the third party and not generally known to those outside the third party.

9.2  Company acknowledges that:

    (a) the Software and all materials supplied in connection with the Software, including flow charts, object code and input data formats, contained Proprietary Information that has been developed by Glenayre or third parties at great expense and considerable effort of skilled professions, and is entrusted by Glenayre to Company under this License Agreement for use only as specifically set out in this License Agreement;

    (b) to carry out the terms and conditions of this License Agreement, Glenayre may have to disclose to Company certain Proprietary Information; and

    (c) Glenayre and the third parties claim and reserve all rights in the Software, and all materials supplied or produced in connection with the Software, as an unpublished copyrighted work.

9.3 Company acknowledges the Proprietary Information has substantial value and that any use or disclosure of Proprietary Information by Company or its personnel in a manner not authorized by this License Agreement would likely cause Glenayre and the third parties irreparable damage that could not be fully remedied by monetary damages. So, Company.

    (a) shall maintain all Proprietary Information in strict confidence and shall neither use, copy or disclose, nor permit any Company personnel to use, copy or disclose, the Proprietary Information for any purpose not specifically authorized under this License Agreement;

    (b) shall ensure that the Software and all copies of it and User Materials, when not in use, are kept in a secure place, subject to restricted access only by those persons authorized to use and maintain the Equipment and Software;

    (c) shall not decode, reverse engineer, reprint, transcribe or reproduce, in whole or in part, the Software and User Materials without the prior written consent of Glenayre;

    (d) shall not in any way modify or enhance the Software without the prior written consent of Glenayre; and

    (e) grants to Glenayre the right to obtain injunctive or other equitable relief from a court of competent jurisdiction to prevent unauthorized or unlawful action.

9.4 Company may make a reasonable number of copies of the object code version of the Software for backup purposes only.

9.5 Company's rights under this License Agreement shall terminate upon breach of any of the provisions set out in Section 9. The provisions of Paragraph 9.3 shall survive termination of this License Agreement. Company shall promptly return all copies of the Proprietary Information, including the Software and all User materials provided for the Software, if:

     (a)  this License Agreement is terminated for any reason; or

     (b) Company ceases control, possession or use of the Equipment, the Software or the User Materials.

9.6 To assist Glenayre in the protection of the proprietary rights of Glenayre and the third parties, Company shall permit representatives of Glenayre to enter Company's premises an inspect the Equipment and Software at any reasonable time.

INDEMNITY AGAINST INFRINGEMENT

10.1 If the Equipment or Software supplied by Glenayre is in its opinion likely to or does become the subject of a claim of infringement of a copyright or subsisting patent, Glenayre shall, at its expense, either procure for Company the right to continue using the equipment or Software, modify the Equipment or Software to make it non-infringing, or substitute other equipment or software of similar capability.

10.2 If a proceeding based on a claim that the Equipment or Software constitutes an infringement of a copyright or a subsisting patent is brought against Company, Glenayre shall defend or settle the claim and shall pay all damages and costs awarded against Company, subject to strict compliance with all of the following conditions:

     (a) the Equipment or Software must have been made to Glenayre's specifications and used within the scope of this License Agreement;

     (b)  Company must give Glenayre prompt written notice of the claim;

     (c) Company must give Glenayre complete authority and information to defend the claim;

     (d) Company must not settle or compromise the claim without Glenayre's written consent;

     (e) the claim must not be based on Company's use of an altered version of the Equipment or the Software, Company's use of a non-current version of the Software, Company's use of the Equipment or Software in combination with other equipment or software, or be based solely on Company's use of other equipment or software; and

     (f) in no event shall Glenayre's total liability under this Section 10 exceed the price set out in the Sales order Acknowledgment for that piece of Equipment, and for Software, the price of the particular item of Equipment that includes the Software.

10.3 THIS SECTION 10 STATES THE ENTIRE LIABILITY OF GLENAYRE WITH RESPECT TO INFRINGEMENT OF ANY COPYRIGHTS, PATENTS OR ANY OTHER PROPRIETARY RIGHTS OF THIRD PARTIES THROUGH COMPANY'S USE OF ANY PART OF THE EQUIPMENT OR THE SOFTWARE.

REVISED VERSIONS OF THE SOFTWARE

11.1 Company agrees that if Glenayre provides revised versions of the Software to use in the Equipment, the revised versions shall be covered by the provisions of this License Agreement.

                                    EXHIBIT A
                       ATTACHMENT 3 TO PRODUCT ANNEX A.1
                       POST CUTOVER INTEGRATION SERVICES

ARTICLE 9, SECTION 9.4

     9.4.1 Subsequent to the Turnover Date for an Initial System, Nortel will assign one (1) technician to provide Post Cutover Integration Services ("PCI Services") at the Service Site during Normal Business Hours. PCI Services will include testing of each Initial System to confirm that each Initial System operates as designed ("Switch Grooming") and that the features engineered for each Initial System operate correctly in accordance with Nortel's standards and procedures ("Feature and Call Through Testing"). The tests to be performed by Nortel will include, but will not be limited to, the following:

     9.4.2  HARDWARE AND SOFTWARE TESTING

         A. Install and Test Alarms
            1)   install cross connects, datafill scan and SD points
            2)   verify operation and detection of alarms

         B. Patch Verification
            1)   verify patching of peripherals

         C. REX Testing
            1)   set up switch to test its integral parts

         D. Switch Grooming
            1)   set up switch to run Operation and Measurement ("OM") logs
            2)   set up switch to run maintenance reports
            3)   set up switch security measures

     9.4.3  TRUNK TESTING

         A. Install and Perform Transmission Tests
            1)   test Call Through Features
            2)   verify CDR trunks
            3) verify SS7 Translations and confirm that datafill properly performed

         B. Wire and Cross Connect DSX
            1) establish links between transmission facilities with all testing being performed within the switch room

                                   EXHIBIT A
                       ATTACHMENT 3 TO PRODUCT ANNEX A.1
                       POST CUTOVER INTEGRATION SERVICES

          C. Verification of DSX Cross Connect.

          D. Interconnection Testing

             1)    test Transmission and/or ROTL
             2)    test Call Through dial plan on one trunk member per card

     9.4.4 REQUIRED LINE TESTING (DMS-500)

          A. Line to Line Matching
             1) verify NPA'S, NNX'S and AMA'S with the demarcation point for testing set inside the main distribution frame within the switch room.

     9.4.5 COMPANY'S RESPONSIBILITIES

     In order for Nortel to commence the PCI Services, Company must complete the following activities with respect to each Initial System at a Service Site:

     A. Ensure that all transmission links are terminated and labeled on the DSX or distribution frame blocks;
     B. Ensure that trunk facilities are connected to the respective Local Exchange Carriers ("LEC") at the above sites;
     C. Order the appropriate translations from the LEC's access tandem in order to translate Company's originated calls;
     D.   Establish a phone board for telephone set and feature evaluations;
     E. Provide a test unit or equivalent for DS-1/DS-3 testing, as well as a PRI monitor; and
     F. Provide a template which identifies specific cross-connect allocations for trunk and any line facilities.

     9.4.6 TERM

     Nortel will provide to Company at no charge, initial PCI Services ("Initial PCI Services") for the Initial System in the total amount of two hundred forty
(240) hours. The Company may purchase Extended PCI Services in increments of forty (40) hours. The price for the each 40-hour increment of Extended PCI Services is Five Thousand Dollars ($5,000.00) per Initial System.

     Nortel's overtime rate for PCI Services is Two Hundred Dollars ($200.00) per hour for each hour of PCI Services provided by Nortel after Normal Business Hours.

                                   EXHIBIT A
                       ATTACHMENT 3 TO PRODUCT ANNEX A.1
                       POST CUTOVER INTEGRATION SERVICES

     "Normal Business Hours" are from 8:00 a.m. until 5:00 p.m. (with a one(1) hour lunch break), from Monday through Friday, excluding Nortel's standard holidays.

                               EXHIBIT A
                    ATTACHMENT 4 TO PRODUCT ANNEX A.1
                          SERVICE & SUPPORT PLAN


A. COVERED SYSTEM(S) AND SERVICES:

This S&SP shall include those Services described hereafter for the Initial System(s) purchased by Company pursuant to the Master Purchase and Service Agreement, Product Annex A.1, Section 9.1.1:


TECHNICAL ASSISTANCE (Emergency and Non-Emergency)
___________________________________________________________________________
A.1 EMERGENCY Technical Assistance*

Emergency technical assistance ("ETAS") for the Covered System(s) is included in the S&SP, and is defined as immediate assistance for operational problems, such as loss of call processing or loss of billing. ETAS is available 24 hours a day, seven (7) days a week. When Company places an emergency trouble call to ETAS, ETAS technicians and engineers perform remote diagnoses of the affected System and recommend actions to restore the System to stable operation as quickly as possible.

Emergencies* are classified as follows:
     - E1: Critical (service degradation or outage)
     - E2: Critical (partial or potential degradation or outage)
     - E3: Critical (E1/E2 follow-up)

If the customer's switch is OUT OF WARRANTY, and they DO NOT HAVE AN S&SP, emergency technical assistance is BILLABLE at the applicable hourly rate. If ETA diagnoses a problem requiring on-site repairs by ETAS technicians, such on-site support is covered by this S&SP. If Company requests on-site support despite ETAS diagnoses that the problem is repairable remotely, Company and ETAS shall mutually agree on the commencement of on-site repairs for which Company will pay Nortel Networks then-current hourly rate, travel and per diem expenses of ETAS technician(s) sent on-site.

*This description relates to Nortel Networks' ETAS organization supporting DMS-250, DMS-300 and DMS-500 customers.

____________________________________________________________________________
A.2 NON-EMERGENCY TECHNICAL ASSISTANCE

The S&SP expands the level of technical assistance available for Covered Systems to include "how-to" support, such as guidance in changing a tape drive, programming or activating a feature, implementing a new application, troubleshooting non-Nortel Networks equipment, or adding a patch to the software. Non-emergency technical assistance also includes limited translations support and debugging for DMS applications.

NON-EMERGENCY TECHNICAL ASSISTANCE PROVIDES:

- Dedicated TAS and emergency response prime
- 24x7 problem reports and inquiries
- Standard CSR priority; customer may designate CSR as business critical
- Review of problem status reports by Nortel Networks staff with your site primes
- Non-billable emergency on-site support for product defects (non-emergency on-site support is billable unless Nortel Networks determines that on-site repairs are required)


____________________________________________________________________________
A.3 PATCH ADMINISTRATION SERVICES

The following Patch Administration Services in respect of Covered Systems are included in the S&SP.

1. PATCH ADMINISTRATION AND APPLICATION: The patch Operations group logs onto each customer's DMS switch and completes an audit of the Software Modules. A patch calculation is performed using this audit information and the current release of the same Software Modules in the Nortel Networks vaulted loads. Missing patches are then downloaded to each customer's DMS switch using Turbolink or Modem.

2. PATCH DELIVERY: Patches are downloaded to Turbolink-equipped DMS switches on a 14-day cycle. Non-Turbolink DMS switch sites receive downloaded patches on a 28-day cycle.

3. EMERGENCY AND BUSINESS CRITICAL PATCHES: Once ETAS or Nortel Networks determines a patch is required to prevent emergencies or business critical problems, the patch is spooled to every switch requiring the resolution within 2 working days.

4. VERIFY (V) STATUS PATCHES: V-status patches are patches currently being tested for resolution of known or suspected problems. Once a V-status patch has been successfully tested, it is then moved to General Release status and is made available for the next patch cycle.

5.   NON-CM (COMPUTING MODULE) PATCHES: Are applied to peripheral modules
(XPMs) or ISN nodes by the CSC if the customer has requested them.


-----------------------------------------------------------------------------
A.4 REPAIR AND RETURN-NORTEL NETWORKS PRODUCTS


- Repair and/or Return of Nortel Networks ("NT") coded Provisionable Circuit Packs ("PCP").

- Nortel Networks will provide a new or repaired, functionally equivalent replacement circuit pack (in exchange) for the customer's defective circuit pack.

- ROUTINE SERVICE circuit pack Repair and Return is available 8 a.m. - 5 p.m. Central Time, Monday to Friday
     - Nortel Networks will ship a replacement circuit pack (in exchange) within 5 days after receipt of customer's request.

- EMERGENCY SERVICE for circuit pack replacement is available 24 hours a day, 7 days a week
     - Nortel Networks will ship the replacement unit within 24 hours of request (emergency replacement order charge will apply).
     - Only parts vital to the call processing capability of the system are considered emergency parts. These will be replaced under the following circumstances:
          - The last spare of a circuit pack has been used to replace a defective pack in the switch, and all similar packs in the switch are carrying live traffic, and
          - Nortel Networks' TAS group determines that emergency service is required to correct the situation.

- Emergency Replacement Order charges are $250 per emergency replacement module.

- Counter-to-Counter Emergency Replacement Order charges are $250 per order, plus $250 per emergency replacement module.



A.5  REPAIR AND RETURN--OEM/VENDOR EQUIPMENT

- NORTEL NETWORKS SUPPLIED OEM/VENDOR EQUIPMENT REPAIR AND REPLACEMENT:
  OEM/Vendor equipment refers to equipment manufactured by another vendor but purchased through Nortel Networks and serviced through Nortel Networks as an integral part of the system.

     - OEM/VENDOR REPAIR/REPLACEMENT. The equipment is shipped directly to the Nortel Networks specified location for a like-for-like replacement under a routine or emergency situation.

     - OEM/VENDOR TRACKING REPAIR. The equipment is shipped directly to the vendor who will repair it and return it to the customer address. Orders are tracked by Nortel Networks.

     - ON-SITE VENDOR REPAIR. The equipment is repaired by a Nortel Networks specified vendor on the customer's premises serviced through Nortel Networks as an integral part of the system.

- MOL POLICY (MATERIAL ON LOAN): The customer will be invoiced for the current purchase price of any defective equipment not received by Nortel Networks within thirty (30) days after shipment of a replacement part.

NOTE: A separate order must be placed for each project number.



WARRANTY
--------


NORTEL WARRANTS THAT ANY PCP REPAIRED PURSUANT TO THIS S&SP SHALL, UNDER NORMAL USE AND SERVICE, BE FREE FROM THE SPECIFIC DEFECT WHICH WAS REPAIRED FOR A PERIOD OF NINETY (90) DAYS, FROM THE DATE OF SHIPMENT OF THE REPAIRED PCP TO COMPANY.


B. EXCLUSIONS FROM S&SP COVERAGE:
---------------------------------

The following equipment (whether associated with a Covered System or not) is excluded from coverage under the S&SP. [If not covered under an existing System warranty, repairs to such equipment are billable at the current hourly rate plus any required travel and per diem expenses.]


     - OEM/VENDOR EQUIPMENT NOT FURNISHED BY NORTEL NETWORKS

     - CABLE PLANT, INCLUDING MDF

     - POWER EQUIPMENT
          - Fuse Panel

          - Batteries, L.V. Discharger
          - Miscellaneous hardware, racks and cabling

     - CONSUMABLE ITEMS
          - Supplies which are "used up" through normal use, i.e. printer ribbons, light bulbs, etc.
          - Items that have a new item replacement price low enough to make repair unattractive.

                                   EXHIBIT A
                       ATTACHMENT 5 TO PRODUCT ANNEX A.1
                         FORECAST OF PRODUCT PURCHASES

      Pursuant to Section 2.3 of Product Annex A.1, Company submits the following forecast for the purchase of Nortel Networks Products:

       Company commits to purchasing four (4) DMS-500 SN70EM (11,520 ports) Initial Systems with an Astec Power supply and Long Distance functionality, on the following schedule and for the minimum purchase prices set forth below:


             Switch Site                        Delivery              Purchase Price
             -----------                        --------              --------------
            Minneapolis, MN                    Sept. 1999             ***
            Seattle, WA                        Dec. 1999              ***
            Portland, OR                       March, 2000            ***
            Denver, CO                         June, 2000             ***

      The pricing set forth above does not include any costs for AccessNode Products, Optional Software, additional feature functionality, extensions, or any other Nortel Networks Products offered under the Agreement.



Signed this _______ day of ______________, 1999.


                                       ADVANCED TELECOMMUNICATIONS INC.


                                       By:
                                          -------------------------------------
                                           Richard Smith, CFO

                                   EXHIBIT A
                               PRODUCT ANNEX A.2
                            S/DMS AccessNode PRODUCTS


The supplemental terms and conditions provided below take precedence over any conflicting terms and conditions specified, in the Sections noted below or elsewhere, in the Agreement as such terms and conditions apply to Nortel Networks' S/DMS AccessNode Products.


ARTICLE 2, SECTION 2.1
----------------------

With regard to the subject of AccessNode purchasing incentives, the following shall apply:

     2.1.3 With each DMS-500 Initial System(s) purchased hereunder, Nortel Networks will provide to Company one AccessNode CServer plus OPC including engineering and installation at no additional cost.


ARTICLE 2, SECTION 2.3
----------------------

With regard to the subject of issuing forecasts, the following shall apply:

     Company shall issue a non-binding forecast in accordance with Section 2.3 describing the specific types and quantities of S/DMS AccessNode Products required.


ARTICLE 4, SECTION 4.3
----------------------

With regard to the subject of invoicing and payment for AccessNode products, the following shall apply:


          4.3(i)(a) for Systems, whether or not installation has been ordered from Nortel, one hundred percent (100%) of the price of the Products on the Ship Date, one hundred percent (100%) of the price of any Services upon the date of completion and acceptance of such Services. Except for installation Services, for Services that have a duration of more than one (1) month to complete, Nortel may invoice Company monthly for that portion of such Services which have been performed as of such invoicing date;


ARTICLE 5, SECTION 5.1
----------------------

With regard to the right to reschedule an Order, the following shall apply:

     Thirty (30) days notice must be provided to Nortel Networks prior to the scheduled Ship Date.


ARTICLE 7, SECTION 7.3
----------------------

With regard to the subject of Company performing installation of any of the S/DMS AccessNode

Products, the following shall apply:

     Company shall not initially have the right to perform any installation services but may obtain the right to install the S/DMS AccessNode Products, subject to attending the applicable Nortel Networks training courses and obtaining the required Nortel Networks training certifications.


ARTICLE 8, SECTION 8.1
----------------------

With regard to the subject of Company's cancellation of an Order, the following shall apply:

     In the event Company cancels all or any part of an AccessNode Order, Company shall pay to Nortel Networks a cancellation charge for each Product that has been canceled in accordance with the following schedule:

     GREATER THAN 15 days prior to Ship Date    100% of engineering charges plus
                                                10% of the Product price

     0-14 days prior to Ship Date               100% of engineering charges plus
                                                15% of the Product price


ARTICLE 10, SECTION 10.1
------------------------

With regard to the subject of Training Credits, the following shall apply:

     For each DMS-500 Initial System purchased pursuant to Product Annex A.1, for which one or more AccessNode UE9000s are purchased hereunder, Nortel Networks shall provide to Company a total of fifty (50) student training days which may be used for AccessNode training.


ARTICLE 11, SECTION 11.1
------------------------

     At the present time, there are no additional terms regarding Third Party Hardware and Third Party Software.


ARTICLE 11, SECTION 11.5
------------------------

With regard to the subject of Software updates, the following shall apply:

     Nortel Networks shall classify such updates as either (i) incremental Software upgrades ("ISUs"), designed to correct any nonconformance to the applicable Software specifications; or (ii) enhancements which will provide additional features or functionality ("Enhancements"). Updates classified as ISUs by Nortel Networks will be provided at no cost to Company during the warranty period for such Licensed Software.

     Updates classified as Enhancements by Nortel Networks will be made available to Company at Nortel Networks' applicable right to use fees.
     In the event that Nortel Networks determines that an update includes both ISUs and Enhancements, such update shall be made available to Company. If Company elects to receive the update, Nortel Networks shall invoice Company only for the right to use fees applicable to the Enhancements contained in such update.

                 ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.2
                       ACCESSNODE PRODUCTS AND PRICING

                                   ***




*** Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

                                EXHIBIT B TO
                   MASTER PURCHASE AND SERVICES AGREEMENT
                              SERVICE ANNEXES

                                   ***




*** Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

             SECOND AMENDMENT TO THE MASTER PURCHASE AND SERVICES
                                   AGREEMENT

                                    BETWEEN

                             NORTEL NETWORKS INC.

                                      AND

                       ADVANCED TELECOMMUNICATIONS INC.


          THIS SECOND AMENDMENT TO THE MASTER PURCHASE AGREEMENT is effective as of the data executed by the latter of the parties below, (the "Second Amendment"), is by and between Nortel Networks Inc. ("Nortel Networks") and Advanced Telecommunications Inc. ("Company") and amends the Master Purchase and Services Agreement dated June 3, 1999, (the "MPSA") by and between Nortel and Company;

          WHEREAS, the parties wish to amend the MPSA Exhibit A, Product Annex
A.1 and Product Annex A.2 to reflect revisions in the "Commitment Amount" and the per pricing under this Agreement;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby amend the MPSA Exhibit A, Product Annex
A.1 and Product Annex A.2, as follows:

1. The MPSA Exhibit A, Product Annex A.1 and Product Annex A.2 is amended as set forth in the attached Exhibit 1.

Except to the extent modified herein, all other terms and conditions of the MPSA, Exhibit A, Product Annex A.1 and Product Annex A.2 shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their duly authorized representatives.


NORTEL NETWORKS INC.                           ADVANCED TELECOMMUNICATIONS INC.

By: /s/ James Bartoszewicz                     By: /s/ Richard A. Smith
   ----------------------------------             -----------------------------

Name: James Bartoszewicz                       Name: Richard A. Smith
     --------------------------------               ---------------------------
                Print                                          Print

Title: Vice-President                          Title: COO/CFO
      -------------------------------                --------------------------

Date:  11/16/99                                Date:  11/10/99
     --------------------------------               ---------------------------

                          EXHIBIT #1 TO AMENDMENT #2 TO
                      MASTER PURCHASE AND SERVICES AGREEMENT

The following amendments and modifications are made to Product Annexes A.1 and A.2 of Exhibit A to the MPSA between Nortel and Company:

A.   PRODUCT ANNEX A.1, ARTICLE 2, SECTION 2.1.1

     Article 2, Section 2.1.1 of MPSA Exhibit A, Product Annex A.1 is amended and restated in its entirety as follows:

          2.1.1(a) During the Original Term, Company commits to purchase and/or license, as applicable, and take delivery of Nortel Products described in the attached Product Annexes in the minimum dollar amount of Thirty Five Million Dollars ($35,000,000.00) (the "Initial Commitment Amount"). Such amounts shall include without limitation, no less than Ten Million Dollars ($10,000,000.00) in Carrier Network Switching Products as described in Product Annex A.1; and, no less than Ten Million Dollars ($10,000,000.00) in Nortel AccessNode Products as described in Annex A.2. The prices, charges and fees for the Products shall be paid in accordance with Article 4 of the Agreement.

B.   PRODUCT ANNEX A.1, ATTACHMENT 1, PART I, SECTION I.1.2

     Part I, Section I.1.2 of MPSA Attachment 1 to Exhibit A, Product Annex
     A.1 is amended and restated in its entirety as follows:

          I.1.2 DMS-500 70EM INITIAL SYSTEM (11,520 PORT MODEL) PRICING

                (a) The price for the DMS-500 70EM Initial System (11,520 Port Model) is ***


*** Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

C.   PRODUCT ANNEX A.1, ATTACHMENT 1, PART II, SECTION II.1.2

     Part II, Section II.1.2 of Attachment 1 to Exhibit A, Product Annex A.1 is amended and restated in its entirety as follows:

     II.1.2 DTEI ADD-ON AND EXTENSION PORT PRICES FOR WIRED AND EQUIPPED

                                   ***

D.   PRODUCT ANNEX A.1, ARTICLE 2, SECTION 2.1.2(a)

     Article 2, Section 2.1.2 of Exhibit A, Product Annex A.1 is amended to add the following subparagraph in its entirety:

     With regard to the Nortel Networks Product pricing set forth in Attachments 1 to Product Annexes A.1 and A.2, the following shall apply:

            2.1.2(a)  ***



*** Confidential information has been omitted and filed separately with the Securities and Exchange Commission.